As filed with the Securities and Exchange Commission on November 8, 2005
                                      An Exhibit List can be found on page II-2.
                                                    Registration No. 333-_______

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                           ___________________________

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ___________________________


                        AMERICAN TECHNOLOGIES GROUP, INC.
                 (Name of small business issuer in its charter)

           Nevada                                   3441                               95-4307525
(State or other Jurisdiction of          (Primary Standard Industrial      (I.R.S. Employer Identification No.)
Incorporation or Organization)           Classification Code Number)

                                   P.O. Box 90
                           Monrovia, California 91016
                                 (626) 357-5000
          (Address and telephone number of principal executive offices and principal place of business)

                               Dr. Gary Fromm, CEO
                                   P.O. Box 90
                           Monrovia, California 91016
                                 (626) 357-5000
            (Name, address and telephone number of agent for service)

                     _______________________________________
                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)
                     _______________________________________

                Approximate date of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ___________________________

                         CALCULATION OF REGISTRATION FEE

=================================================== ===================== ==================== =================== =================
                                                                           Proposed Maximum     Proposed Maximum
        Title of each class of securities               Amount to be      Offering Price Per       Aggregate          Amount of
                 to be registered                        Registered           Security(1)        Offering Price    Registration Fee
--------------------------------------------------- --------------------- -------------------- ------------------- -----------------
Common Stock, $.001 par value (2)                             575,050            $0.006              $3,450.30              $0.41
Common Stock, $.001 par value (3)                             205,448            $0.006              $1,232.69              $0.15
Common Stock, $.001 par value (4)                             161,534            $0.006                $969.20              $0.11
Common Stock, $.001 par value (5)                               8,283            $0.006                 $49.70              $0.01
Common Stock, $.001 par value                              23,524,176            $0.006            $141,145.06             $16.61
--------------------------------------------------- --------------------- -------------------- ------------------- -----------------
Total                                                      24,474,491             n/a                $6,000.00             $17.28
=================================================== ===================== ==================== =================== =================

      (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on October 28, 2005, which was $0.006 per share.

      (2) Includes a good faith estimate of shares of common stock issuable upon the conversion of convertible debentures.

      (3) Includes a good faith estimate of shares of common stock issuable upon the exercise of common stock purchase option.

      (4) Includes a good faith estimate of shares of common stock issuable upon the exercise of common stock purchase warrants.

      (5) Includes a good faith estimate of shares of common stock issuable upon the exercise of shares of Series E Preferred Stock.

      The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED November 8, 2005


                        American Technologies Group, Inc.
                           Up to 24,474,491 Shares of
                                  Common Stock

      This prospectus relates to the resale by the selling stockholders of up to 24,474,491 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering.

      We currently have 831,322,014 shares of common stock outstanding. Additionally, up to 3,382,502,000 additional shares are issuable upon exercise of outstanding options, 2,659,499,148 shares are issuable upon exercise of outstanding warrants, 9,467,649,468 shares are issuable upon conversion of outstanding debt and 2,515,584,028 shares of common stock are issuable in connection with other commitments.

      We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive the sale price of any common stock we sell to the selling stockholders upon exercise of warrants or options. All costs associated with this registration will be borne by us.

      Our common stock is currently traded on the Over-The-Counter Bulletin Board under the symbol ATEG. As of October 28, 2005, the closing price of our common stock was $0.006.


            Investing in our common stock involves substantial risks.
                    See "Risk Factors," beginning on page 10

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this Prospectus is ____________, 2005

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

      As used throughout this prospectus, the terms "American Technologies," "we," "us," or "our", refer to American Technologies Group, Inc., a Nevada corporation or North Texas Steel Company, Inc., a Texas corporation and our wholly owned subsidiary.


                        American Technologies Group, Inc.

      American Technologies largely ceased operations during 2003 and had begun focusing efforts on restructuring and refinancing. In fiscal year ended July 31, 2005, we successfully continued these efforts in settling various pending law suits and reducing outstanding liabilities resulting in a gain on extinguishment of debt of $219,000 and, in September 2005, we entered into various financing transactions and acquired North Texas Steel Company, Inc.

      On September 7, 2005, through our wholly owned subsidiary, Omaha Holdings Corp. ("Omaha"), a Delaware corporation, we entered into a Share Purchase Agreement (the "Agreement") with the North Texas Shareholders. Under the terms of the agreement, Omaha acquired 100% of the common stock of North Texas in exchange for the payment of an aggregate of $11,000,000 (the "Purchase Price").

      North Texas is an AISC (American Institute of Steel Construction) Certified structural steel fabrication company based in Fort Worth, Texas. North Texas is certified by AISC to have the personnel, organization, experience, capability and commitment meeting the requirements of Conventional Steel Building Structures, Complex Steel Building Structures, Simple Steel Bridges and Major Steel Bridges categories as set forth in the AISC Certification Program. North Texas provides fabrication and detailing of structural steel components for commercial buildings, office buildings, convention centers, sports arenas, airports, schools, churches and bridges. Customers are general construction contractors who are building projects for owners, developers and government agencies.

      Our principal executive offices are located in Monrovia, California and the mailing address for such facilities is P.O. Box 90, Monrovia, California 91016. Our telephone number is (626) 357-5000.

                                  The Offering

Common stock outstanding before the offering..........  831,322,014 shares

Common stock offered by selling
  stockholders........................................  Up to 24,474,491  shares including  23,524,176  shares of common stock and, assuming,  full  conversion of  convertible  debentures  (575,050  shares), exercise of outstanding  common stock purchase  warrants  (161,534 shares), exercise  of  options  (205,448)  and  conversion  of series E  convertible preferred  stock  (8,283) by the selling  stockholders.  This number  would represent  approximately 3% of our total  outstanding  stock,  assuming the issuance of all such shares.
Common stock to be outstanding
  after the offering..................................  Up to 855,796,505 shares.

Use of proceeds.......................................  We will  not  receive  any  proceeds  from  the  sale of the  common  stock hereunder. We will, however,  receive the sale price of any common stock we sell to the  selling  stockholders  upon  exercise  of warrants or options.
                                                        See "Use of Proceeds" for a complete description.

OTCBB Symbol..........................................  ATEG

EXPLANATORY NOTE: ON SEPTEMBER 7, 2005, WE ENTERED INTO VARIOUS FINANCING AGREEMENTS AND COMMITMENTS TO ISSUE SHARES OF OUR COMMON STOCK IN CONNECTION WITH OUR ACQUISITION OF NORTH TEXAS. CERTAIN ISSUANCES OF SHARES OF COMMON STOCK PURSUANT TO THESE AGREEMENTS WOULD REQUIRE US TO ISSUE SHARES OF COMMON STOCK IN EXCESS OF OUR AUTHORIZED CAPITAL. AS A RESULT WE ARE REQUIRED TO AMENDED OUR CERTIFICATE OF INCORPORATION TO PROVIDE AN ADEQUATE NUMBER OF AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK AND, AT SUCH TIME, ISSUE SUCH SHARES. IN CONNECTION THEREWITH, ON SEPTEMBER 28, 2005, STOCKHOLDERS OF OUR COMPANY HOLDING A MAJORITY OF OUR SHARES OF COMMON STOCK VOTED TO EFFECT A REVERSE SPLIT OF OUR COMMON SHARES ON A BASIS OF ONE FOR 300. SUCH REVERSE SPLIT WILL NOT IMPACT OUR AUTHORIZED CAPITAL WHICH WILL REMAIN 1,000,000,000 SHARES OF COMMON STOCK. WE HAVE FILED A DEFINITIVE INFORMATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION AND HAVE MAILED SUCH DEFINITIVE INFORMATION STATEMENT TO OUR RECORD SHAREHOLDERS. WE WILL IMPLEMENT THE REVERSE SPLIT ON OUR ABOUT NOVEMBER 14, 2005. WE ARE REGISTERING 24,474,491 SHARES OF COMMON STOCK PURSUANT TO THIS PROSPECTUS THAT ARE ISSUABLE IN CONNECTION WITH THE VARIOUS FINANCING AGREEMENTS AND COMMITMENTS TO ISSUE SHARES OF COMMON STOCK ENTERED IN CONNECTION WITH OUR ACQUISITION OF NORTH TEXAS STEEL COMPANY, INC. UPON EFFECTING THE REVERSE SPLIT, WE WILL AMEND THIS PROSPECTUS TO INCLUDE ADDITIONAL SHARES OF COMMON STOCK THAT ARE ISSUABLE PURSUANT TO THESE AGREEMENTS.

Summary of Recent Transactions

North Texas Transaction

      On September 7, 2005, through Omaha, our wholly owned subsidiary, we entered into the Agreement with the shareholders (the "North Texas Shareholders") of North Texas. Under the terms of the agreement, Omaha acquired 100% of the common stock of North Texas in exchange for the payment of the Purchase Price. North Texas is engaged in the business of steel fabrication and is based in Fort Worth, Texas. We completed the acquisition of North Texas on September 7, 2005. The Purchase Price was paid as follows:

      o     $9,150,000 was paid to the North Texas Shareholders;
      o $1,350,000 was paid to an account designated pursuant to the terms of the North Texas Steel/Omaha Holdings Pension Plan Joint Account Agreement dated September 7, 2005 (the "Pension Plan Agreement"); and
      o $500,000 was paid to an account designated pursuant to the terms of the North Texas Steel/Omaha Holdings Indemnity Joint Account Agreement dated September 7, 2005 (the "Indemnity Agreement").

      Each of the North Texas Shareholders, in connection with the acquisition, have entered into standard non-compete/non-solicitation arrangements.

      Concurrently with the acquisition of North Texas, we entered into the following agreements:

Laurus Financings

      We entered into agreements with Laurus Master Funds, Ltd., a Cayman Islands corporation ("Laurus"), pursuant to which the Company sold convertible debt, an option and a warrant to purchase common stock to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities sold to Laurus include the following:

      o     a secured revolving note with a principal amount of $7,000,000;
      o a secured convertible term note A with a principal amount of $3,000,000;
      o a secured convertible term note B with a principal amount of $2,000,000;
      o a common stock purchase warrant to purchase 859,534,884 shares of common stock at a purchase price of $.0033 per share, exercisable until September 6, 2012; and
      o an option to purchase 3,102,000,000 shares of common stock, at a purchase price of $.00001 per share.

      Each of the securities issued to Laurus are convertible into shares of Series D Preferred Stock, and the Series F Preferred Stock with respect to the secured convertible term note B, until such time that we amend our certificate of incorporation to provide for available shares of common stock and the shares of Series D Convertible Preferred Stock and the Series F Convertible Preferred Stock are only convertible into shares of common stock as long as there are no available shares for conversion.

Gryphon Financing

      On September 7, 2005, in connection with the acquisition of North Texas, we entered into Security Agreements (the "Security Agreements") with GSSF Master Fund, L.P. ("GSSF") and Gryphon Master Fund L.P. ("GMF") for the sale of an aggregate of (i) $500,000 in convertible term notes (the "Gryphon Term Notes"),
(ii) common stock purchase warrants to purchase 1,799,964,264 shares of common stock (the "Gryphon Warrants") and (iii) options to purchase 280,500,000 shares of common stock (the "Gryphon Options"). GSSF and GMF are hereinafter collectively referred to as "Gryphon". The Gryphon Notes, the Gryphon Warrants and the Gryphon Options are convertible into shares of Series F Preferred Stock until such time we amends our certificate of incorporation to provide for available shares of common stock and the shares of Series F Convertible Preferred Stock are only convertible into shares of common stock as long as there are available shares for conversion.

Nite Capital Financing

      On September 7, 2005, Nite Capital LP ("Nite") purchased 1,500 shares of Series E Convertible Preferred Stock for an aggregate purchase price of $150,000. Each share of Series E Convertible Preferred Stock shall be convertible into shares of common stock equal to the stated value of $100 divided by the conversion price of $.0011. The shares of Series E Preferred Stock are not convertible until such time that we have increased our authorized shares of common stock to provide for authorized but unissued shares of common stock. The holders of the Series E Preferred Stock are entitled to receive dividends upon the declaration of a dividend to the common stock holders. However, the payments of such dividend are subject to the payment of dividends on the Series D Convertible Preferred Stock. Upon any liquidation, dissolution or winding up of the Company, the holders of the Series E Preferred Stock shall be entitled to receive payments prior to any other securities except that the Series D Preferred Stock shall rank senior to that of the Series E Preferred Stock. The holders of Series E Preferred Stock have no voting rights unless such vote directly impacts the rights of the holders of the Series E Preferred Stock.

Existing Debt Conversions

      In connection with the closing of the North Texas acquisition, Keshet Fund, L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investment Ltd. (collectively, the "Existing Debt Holders"), converted all debt owed including interest to the Existing Debt Holders in the approximate amount of $1,405,236 into 565,470,763 shares of common stock. Further, Dr. Gary Fromm agreed to forgive debt owed to him by our company in the amount of $1,162,732 in consideration of our company issuing 143,766,329 shares of common stock and the Existing Debt Holders transferring 210,852,217 shares of common stock of our company to Dr. Fromm.

Fromm Consulting Agreement

      On September 6, 2005, we entered into a consulting agreement with Dr. Fromm which is for a term of six months and which provides a monthly fee of $15,000 that will be reduced to $10,000 in the event that Dr. Fromm resigns or is replaced as Chief Executive Officer. The consulting arrangement shall automatically renew for six month periods unless either party provides notice 30 calendar days prior to the end of consulting period that it is terminating the consulting arrangement.

Luther Consulting Agreement

      In connection with the closing of the acquisition of North Texas, we entered into a consulting agreement with Luther Capital Management, Inc. ("Luther Capital"). Pursuant to the consulting agreement, in consideration for providing valuable services to our company in connection with the acquisition of North Texas, we have agreed to issue Luther Capital and its designees, an aggregate of 1,674,084,028 shares (the "Luther Shares") of common stock. The issuance of the Luther Shares are subject to our filing an amendment to our certificate of incorporation to provide for an adequate amount of authorized but unissued shares of common stock. In addition to other designations, Luther Capital agreed to transfer 143,788,528 shares of common stock to Dr. Fromm, 238,308,410 shares of common stock to Thomas E. Durkin, III, 47,661,682 shares of common stock to D&D Investments, LLC, a limited liability company of which Mr. Durkin owns 25% of the outstanding membership interests , and 238,308,410 shares of common stock to RI Heller LLC, a limited liability company of which Mr. William N. Plamondon, III owns a majority of the outstanding membership interests. Messrs. Plamondon, Durkin and Fromm are executive officers and/or directors of our company.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock.

      We provide the following cautionary discussion of risks, uncertainties and possible inaccurate assumptions relevant to our business and our products. These are factors that we think could cause our actual results to differ materially from expected results.

Risks Relating to Our Business

We Have in The Past And May in the Future Acquire Other Businesses Which Could be Difficult to Integrate, Thereby Reducing Our Opportunities for Success.

      We recently completed the acquisitions of North Texas. In the future, we may acquire or make strategic investments in other complementary businesses. We have limited experience in acquiring or investing in other businesses and we may not be successful in completing, financing, or integrating an acquired business into our existing operations.

      Any such acquisitions could involve the dilutive issuance of equity securities or the incurrence of debt. In addition, although we have not experienced any of these problems to date, the acquisition of businesses pose numerous additional risks, such as:

      o     unanticipated costs associated with the acquisition or investment;
      o     diversion of management time and resources;
      o problems in assimilating and integrating the new business operations;
      o     potential loss of key customers or personnel of an acquired company;
      o     increased legal and compliance costs; and
      o     unanticipated liabilities of an acquired company.

      Further, although an acquired company may have already developed and marketed products, we can not assure you that the products will continue to be successful, that product enhancements will be made in a timely fashion or that pre-acquisition due diligence will have identified all possible issues that might arise with respect to the acquired company or its products and that could materially and adversely affect our business.

We face intense competition from local, national and multinational manufacturers, which could materially and adversely affect our business initiatives.

      North Texas' steel fabrication product lines face competition in its main market of northern Texas as well as in the markets it intends to expand into. The steel fabrication markets in North America are highly competitive and require substantial capital outlays. We compete within these markets based primarily on products sold, price, quality, service and distribution. From time to time, the intensity of competition results in price discounting in a particular industry or region. Such price discounting puts pressure on margins and can negatively impact operating profit. Outside of northern Texas, certain competitors enjoy competitive advantages inherent to operating in their home territories.

      Our outlook depends on a forecast of our share of industry sales. An unexpected reduction in that share could result from pricing or product strategies pursued by competitors, unanticipated product or manufacturing difficulties, a failure to successfully win bids, leading to severe downward pressure on fees for steel fabrication. The environment also remains very competitive from a pricing standpoint. Additional price discounting of steel fabrication contracts would result in lower than anticipated price realization.

Our sales growth is tied to global economic conditions and changes in interest rates could affect our projected revenue.

      We are exposed to market risk from changes in interest rates. A local, national and worldwide economic recovery is now underway. If interest rates rise significantly, this recovery could be less robust than assumed, likely weakening steel fabrication sales. In general, higher than expected interest rates, reductions in government spending, higher taxes and uncertainty over key policies are some factors likely to lead to slower economic growth and lower industry demand.

We rely heavily on commodities in our steel fabrication and price fluctuations can have a material and adverse effect on our operations.

We are exposed to fluctuations in market prices for commodities, especially steel. Due to increasing global demand for steel, coupled with steel supply constraints, the cost of steel has recently increased. At this time, we are unable to predict the potential impact of rising steel costs on the cost of our products. In addition, at this time, we are unable to predict its ability, if any, to increase our bids on projects to cover such costs. We have established arrangements to manage the negotiations of commodity prices and, where possible, to limit near-term exposure to fluctuations in raw material prices. Our business is subject to environmental regulations, with which the failure to comply could result in substantial penalties. We are regulated by federal, state, and international environmental laws governing our use of substances and control of emissions in all our operations. Compliance with these laws could have a material impact on our capital expenditures, earnings, or competitive position. Our failure or inability to comply with the applicable laws and regulations could hurt our financial standing as well.

Our limited production capacity may be require us to use third parties for manufacturing which may result in increased expenses and limit our income, if any.

A portion of our revenues exceeded North Texas' manufacturing capacity for the year ended June 30, 2005 and resulted in the need to subcontract the manufacturing with third parties. In the future, as we have only limited production capacity, we may again be required to utilize third parties for manufacturing. The outsourcing of our production may result in the increase of expenses and limiting of our income, if any.

Risks Relating to Our Current Financing Arrangements

There Are a Large Number of Shares Underlying Our Convertible Notes, Options and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

      As of October 28, 2005, we had approximately 831,322,014 shares of common stock issued and outstanding and we have obligations pursuant to convertible notes, options, warrants and other arrangements which could require the issuance of approximately 14,000,000,000 additional shares of common stock to Laurus, GSSF, GMF and others. All of the shares, including all of the shares issuable upon conversion of the convertible notes and upon exercise of our warrants and options, have been granted registration rights. Upon registration such shares may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Issuance of Shares Upon Conversion of the Convertible Notes and Preferred Stock and Exercise of Outstanding Warrants and Options Held by Laurus, GSSF, GMF and Nite May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

The issuance of shares upon conversion of the convertible notes and shares of preferred stock and exercise of warrants and options may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the stock at a price lower than the current market prices. Although Laurus, GSSF, GMF and Nite may not convert their convertible notes or preferred stock and/or exercise their warrants or options if such conversion or exercise would cause them to beneficially owning more than 4.99% of our outstanding common stock, this restriction does not prevent Laurus, GSSF, GMF and Nite from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the Laurus, GSSF, GMF and Nite could sell more than this limit while never holding more than this limit.

If We Are Required for any Reason to Repay Our Outstanding Secured Convertible Notes at an Unexpected Time, We Could Deplete Our Working Capital. Our Inability to Repay the Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

      In September 2005, we entered into various agreements with Laurus GSSF and GMF for the sale of up to $12,500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with interest, on a monthly basis over a two-year period, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to pay any taxes when due, our failure to perform under and or commit any breach of the security agreements or any ancillary agreement, any event of default under any other indebtedness by us or any of our subsidiaries could require the early repayment of the secured convertible notes at a rate of 120%, including a default interest rate on the outstanding principal balance of the notes if the default is not cured with the specified grace period. If we are required to repay the secured convertible notes, we would be required to use our limited working capital and we would need to raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

If an Event of Default Occurs under the Security Agreement, Secured Convertible Notes, Warrants, Stock Pledge Agreement or Subordination Agreement, Laurus, GSSF and GMF Could Take Possession of all Our and Our Subsidiaries' Goods, Inventory, Contractual Rights and General Intangibles, Receivables, Documents, Instruments, Chattel Paper, and Intellectual Property and Real Property.

      In connection with the security agreement we entered into in September 2005, we executed a stock pledge agreement in favor of Laurus, GSSF and GMF granting them a first priority security interest in the common stock of our subsidiaries all of our and our subsidiaries' goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The security agreement and stock pledge agreement state that if an event of default occurs under any agreement with Laurus, GSSF and GMF, the investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

If we Sell any Securities at an Effective Price below the Conversion Price of Our Secured Convertible Notes or Exercise Price of Our Warrants, Such Conversion and Exercises Prices Will be Lowered, Resulting in Additional Dilution to Shareholders

      We have allocated and registered in this offering approximately 1,000,000 shares of common stock to cover the conversion of the secured convertible notes and exercise of warrants by Laurus and Gryphon. If we engage in a lower priced transaction than our current financing arrangements with Laurus or Gryphon while the secured convertible notes or warrants are outstanding, then the conversion price of the debentures and exercise price of the warrants will be adjusted to the lower transaction price and we may be required to issue additional shares of common stock to Laurus or Gryphon. If this occurs, the number of shares which are registered pursuant to this prospectus may not be adequate. Accordingly, we may be required to file a subsequent registration statement covering additional shares. If the shares we have allocated and are registering herewith are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection therewith.

Our common stock may be subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

      The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Forward-Looking Statements

      Information in this prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, fluctuations in currency exchange rates or interest rates, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the option and/or warrants. We expect to use the proceeds received from the exercise of the option and/or warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

      Our Common Stock, "ATEG," trades in the over-the-counter bulletin board.

              PERIOD                                   HIGH BID       LOW BID
-----------------------------------                   ----------     ----------

November 1, 2002 - January 31, 2003                   $   0.0469     $   0.0156

February 1, 2003 - April 30, 2003                     $   0.0156     $    0.001

May 1, 2003 - July 31, 2003                           $   0.0150     $    0.004

August 1, 2003 - October 31, 2003                     $   0.0100     $    0.000

November 1, 2003 - January 31, 2004                   $   0.0100     $    0.000

February 1, 2004 - April 30, 2004                     $   0.0300     $    0.000

May 1, 2004 - July 31, 2004                           $   0.0100     $    0.000

August 1, 2004 - October 31, 2004                     $   0.0166     $   0.0033

November 1, 2004 - January 31, 2005                   $   0.0070     $   0.0060

February 1, 2005 - April 30, 2005                     $   0.0110     $    0.003

May 1, 2005 - July 31, 2005                           $   0.0090     $    0.003

Holders

      As of October 28, 2005, there were approximately 1,168 holders of record holding a total of 831,322,014 shares of common stock. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

      Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore. We currently intend to retain future earnings, if any, to fund its operations and development and do not anticipate paying dividends in the foreseeable future.

      At such time as dividends may be declared, our Series A Convertible Preferred Stock is entitled to receive a dividend 10% higher than that paid on the Common Stock.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

General Overview

North Texas fabricates structural steel products under long term contracts with third parties in the State of Texas.

Critical Accounting Policies

      The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various others assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

      o     Revenue Recognition

      o     Allowance for doubtful accounts

      Significant portions of North Texas' revenues are derived from construction and service projects. Revenues from fixed-price, cost-plus-fee, time and material and unit-price contracts are recognized using the percentage-of-completion method of accounting which recognizes income as work on a contract progresses. Recognition of revenues and profits generally are related to costs incurred in providing the services required under the contract. Earned revenue is the amount of cost incurred on the contract in the period plus the proportional amount of gross profit earned during the same period. This method is used because management considers total cost to be the best available measure of completion of construction contracts in progress. Provisions for estimated losses on construction contracts in progress are made in their entirety in the period in which such losses are determined without reference to the percentage complete. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to revenue and costs, and are recognized in the period in which the revisions are determined. Claims for additional revenue are not recognized until the period in which such claims are allowed. Direct contract costs include all direct labor, direct materials and some estimating costs and shop and equipment costs. General and administrative costs are charged to expense as incurred. Revenue from discontinued operations was recognized when persuasive evidence of an arrangement existed, the price was fixed, title had transferred, collection of resulting receivables was probable, no customer acceptance requirements existed and there were no remaining significant obligations.

Allowance For Doubtful Accounts

      We are required to estimate the collectibility of our trade receivables. A considerable amount of judgment is required in assessing the realization of these receivables including the current creditworthiness of each customer and related aging of the past due balances. In order to assess the collectibility of these receivables, we perform ongoing credit evaluations of our customers' financial condition. Through these evaluations we may become aware of a situation where a customer may not be able to meet its financial obligations due to deterioration of its financial viability, credit ratings or bankruptcy. The reserve requirements are based on the best facts available to us and are reevaluated and adjusted as additional information is received. Our reserves are also based on amounts determined by using percentages applied to certain aged receivable categories. These percentages are determined by a variety of factors including, but are not limited to, current economic trends, historical payment and bad debt write-off experience. We are not able to predict changes in the financial condition of our customers and if circumstances related to our customers deteriorate, our estimates of the recoverability of our receivables could be materially affected and we may be required to record additional allowances. Alternatively, if we provided more allowances than are ultimately required, we may reverse a portion of such provisions in future periods based on our actual collection experience. As of June 30, 2005 and 2004, we reserved $2,292 , respectively against our account receivables.

Comparison of the Year Ended June 30, 2005 to the Year Ended June 30, 2004

Results of Operations

Revenues

      For the year ended June 30, 2005 revenues were $ 29,185,489 as compared to $ 16,590,695 for the year ended June 30, 2004; an increase of $12,594,794. This increase in revenues resulted from North Texas bidding and successfully being awarded contracts in 2005. Approximately 50% of the increase revenues exceeded North Texas' manufacturing capacity and resulted in the need to subcontract the manufacturing with third parties.

Cost of Sales

      The cost of sales for the year ended June 30, 2005 were $26,597,464, or 91.1% of our sales as compared to $ 14,716,639, or 88.7% of our sales for the year ended June 30, 2004.

      This increase in cost of sales is primarily the result of the increased revenues that were subcontracted to third parties.

      The cost of sales predominantly consists of the cost of labor, raw materials, and absorbed indirect manufacturing costs.

Selling, General and Administrative Expenses

      For the year ended June 30, 2005, selling , general and administrative expenses were $2,209,245, or 7.6 % of sales, as compared to $ 1,941,723, or 11.7% of sales for the year ended June 30, 2004. The increase in selling, general and administrative expenses of $267,522, or 13.8%, are attributable to additional office support staff and increased personnel costs.

      As a result of our recapitalization from a privately-held to publicly-held company, our future selling, general and administrative expenses will increase significantly as a result of complying with various federal and state regulatory filing requirements.

Liquidity and Capital Resources

      As of June 30, 2005, North Texas had working capital of $ 7,603,739 as compared to $7,267,669 as of June 30, 2004. As a result our net income of $335,283 , adjusted principally for depreciation of $ 201,884 , and an increase in accounts receivable of $1,960,056, and an increase $1,620,882 in accounts payable and accrued expenses, we generated cash flow of $ 142,193 in operating activities during the year ended June 30, 2005. We used $ 152,982 in cash to acquire equipment used in our business during the period. We paid cash dividends of $ 80,190 to shareholders during the year. We met our cash requirements during the year through internally generated funds and our cash on hand.

      As of June 30, 2005, we have $ 5,199,467 in cash and equivalents.

      While in prior periods, we have had sufficient cash on hand to meet its obligations, as a result of the recapitalization, we have raised funds to meet its future working capital and financing needs. As a result, additional financing will be required in order to meet our current and projected cash flow deficits from operations and development. Although the Company is seeking financing to support its working capital needs, the Company has no commitments or assurances that it will be successful in raising the funds required.

      We believe that we will be successful in meeting the working capital needs to fund the current level of operating activities, capital expenditures and debt and other obligations through the next 12 months. However, if during that period or thereafter, the Company is not successful in generating sufficient capital resources, on terms acceptable to the Company, this could have a material adverse effect on the Company's business, results of operations liquidity and financial condition.

      If in the future, if we are not capable of generating sufficient revenues from operations and its capital resources are insufficient to meet future requirements, we may have to raise funds to continue our operations.

      Concurrent with our recapitalization in September 2005, we entered into a series of financing agreements, which are summarized as follows:

Laurus Financings

      Concurrently with the closing of the acquisition of North Texas, we entered into agreements with Laurus pursuant to which we sold convertible debt, an option and a warrant to purchase common stock to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities sold to Laurus include the following:

      o     a secured revolving note with a principal amount not to exceed
            $7,000,000;
      o a secured convertible term note A with a principal amount of $3,000,000;
      o a secured convertible term note B with a principal amount of $2,000,000;
      o a common stock purchase warrant to purchase 859,534,884 shares of common stock, at a purchase price of $.0033 per share, exercisable until September 6, 2012; and
      o an option to purchase 3,102,000,000 shares of common stock, at a purchase price of $.00001 per share.

      Each of the securities issued to Laurus are convertible into shares of Series D Preferred Stock, and the Series F Preferred Stock with respect to the secured convertible term note B, until such time that we amend our certificate of incorporation to provide authorized but unissued shares of common stock and the shares of Series D Convertible Preferred Stock and the Series F Convertible Preferred Stock are only convertible into shares of common stock as long as there are available shares for conversion.

      We are permitted to borrow an amount based upon its eligible accounts receivable, as defined in the agreements with Laurus. We must pay certain fees for any unused portion of the credit facility or in the event the facility is terminated prior to expiration. Our obligation under all notes are secured by all of the assets of our company, including but not limited to inventory, accounts receivable and a pledge of the stock of Omaha and North Texas. The minimum borrowing notes, the secured revolving notes and the secured convertible term note A mature on September 6, 2008. Annual interest on the minimum borrowing notes, the secured revolving notes and the secured convertible term note A is equal to the "prime rate" published in The Wall Street Journal from time to time, plus 2.0%, provided, that, such annual rate of interest may not be less than 8.25%, subject to certain downward adjustments resulting from certain increases in the market price of our common stock. Interest on the minimum borrowing notes, the secured revolving notes and the secured convertible term note A is payable monthly in arrears on the first day of each month, which commenced on October 1, 2005.

      The principal amount of the secured convertible minimum borrowing note, together with accrued interest thereon is payable on September 6, 2008. The secured convertible minimum borrowing note may be redeemed by us in cash by paying the holder 120% of the principal amount, plus accrued interest. The holder of the secured convertible minimum borrowing note may require us to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $0.0033, subject to adjustment as described below.

      The principal amount of the secured convertible term note A is repayable at the rate of $50,000 per month together with accrued but unpaid interest, commencing on January 1, 2006, which such principal payment increases to $98,275 on April 1, 2006. The monthly amounts shall automatically convert into shares of common stock in the event that there is an effective registration statement, the average market price for the five days preceding the payment date is equal to or greater than 120% of the fixed conversion price and the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of the Company's common stock for the 22 trading days immediately preceding the prepayment date (the "Laurus Trading Volume Limit"). In the event that the conversion exceeds the Laurus Trading Volume Limit, then Laurus will only be required to convert the portion of the secured convertible term note A up to the Laurus Trading Volume Limit and we will be required to pay off the remaining balance of the monthly amount. The secured convertible term note A may be redeemed by our company in cash by paying the holder 120% of the principal amount, plus accrued interest. The holder of the term note may require our company to convert all or a portion of the secured convertible term note A, together with interest and fees thereon at any time. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $0.0033, subject to adjustment as described below.

      The principal amount of the secured convertible term note B is repayable in full on March 6, 2007. Interest on the secured convertible term note B accrues at the rate of 12% during the first year outstanding and 18% thereafter until maturity. On the maturity date, all principal and interest shall automatically convert into shares of common stock in the event that there is an effective registration statement, the average market price for the five days preceding the payment date is equal to or greater than 120% of the fixed conversion price and the amount of such conversion does not exceed 25% of the Laurus Trading Volume Limit. In the event that the conversion exceeds the Laurus Trading Volume Limit, then Laurus will only be required to convert the portion of the secured convertible term note A up to the Laurus Trading Volume Limit and we will be required to pay off the remaining balance of the monthly amount. The secured convertible term note B may be redeemed by our company in cash by paying the holder 100% of the principal amount, plus accrued interest. The holder of the secured convertible term note B may require our company to convert all or a portion of the secured convertible term note B, together with interest and fees thereon at any time. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $0.00111.

      Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution.

      Laurus has contractually agreed to restrict its ability to convert the convertible notes would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 4.99% of the outstanding shares of common stock of our company which such restriction shall automatically become null and void following notice to us upon occurrence of an event of default under the agreements with Laurus or upon 75 days prior notice to our company.

      We are obligated to file a registration statement registering the resale of shares of our common stock issuable upon conversion of the convertible notes, exercise of the warrant and exercise of the option. If the registration statement is not filed by October 21, 2005, or declared effective by January 4, 2006, or if the registration is suspended other than as permitted, in the registration rights agreement between us and Laurus, we are obligated to pay Laurus certain fees and the obligations may be deemed to be in default.

      We may prepay the notes held by Laurus. In addition, we have granted Laurus a security interest in substantially all of our assets and our subsidiaries' assets. Further, Laurus has a first lien on North Texas' property located at 412 West Bolt Street, Fort Worth Texas and 4410 Marsalis Street, Forth Worth, Texas and Laurus has obtained a first lien on real property owned by Patricia and Charles Matteson located at 160 Rose Hill Road, Southport, Connecticut in connection with the secured convertible term note B.

Gryphon Financing

      On September 7, 2005, in connection with the acquisition of North Texas, we entered into the Security Agreements with GSSF and GMF for the sale of an aggregate of the following:

      o     $500,000 in the Gryphon Term Notes;
      o common stock purchase warrants to purchase 1,799,964,264 shares of common stock; and
      o options to purchase 280,500,000 shares of common stock (the "Gryphon Options").

      The Gryphon Notes, the Gryphon Warrants and the Gryphon Options are convertible into shares of Series F Preferred Stock until such time that we amend our certificate of incorporation to provide for authorized and unissued shares of common stock and the shares of Series F Convertible Preferred Stock are only convertible into shares of common stock as long as there are available shares for conversion.

      The Gryphon Notes bear interest at 12%, mature one year from the date of issuance, and are convertible into our common stock, at Gryphon's option, at a conversion price of $.00111. Based on this conversion price, the Gryphon Notes in the amount of $500,000 excluding interest, are convertible, upon our implementing the reverse stock split, into 450,450,450 shares of our common stock. On the maturity date of the Gryphon Notes, the Gryphon Notes shall automatically convert into shares of common stock in the event that the average market price for the five days preceding the maturity date is equal to or greater than 120% of the fixed conversion price and the amount of such conversion does not exceed 25% of the aggregate dollar trading volume of our common stock for the 22 trading days immediately preceding the maturity date (the "Trading Volume Limit"). In the event that the conversion exceeds the Trading Volume Limit, then Gryphon will only be required to convert the portion of the Gryphon Notes up to the Trading Volume Limit and we will be required to pay off the remaining balance.

      We may prepay the Gryphon Notes. In addition, we have granted Gryphon a security interest in substantially all of our assets as well as registration rights. Gryphon's rights to any security interest are subordinated to that of Laurus Master Fund, Ltd.

      The Gryphon Warrants are exercisable from the date of issuance through February 28, 2007 at an exercise price of $0.00111 per share. The Gryphon Options are exercisable at an exercise price of $.00001 per share.

      Gryphon has contractually agreed to restrict their ability to convert or exercise the Gryphon Notes, the Gryphon Warrants and Gryphon Options and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of common stock.

      In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios ("EITF 98-5") and Emerging Issues Task Force Issue 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments ("EITF - 0027"), we shall recognize an imbedded beneficial conversion feature present in the Laurus and Gryphon financings, along with the values attributed to the warrants issued . We will allocate a portion of the proceeds equal to the intrinsic value of that feature and the warrants to additional paid-in capital. We will recognize and measure an aggregate of $12,500,000 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Notes. The debt discount attributed to the beneficial conversion feature will amortized over the Convertible Notes' maturity period (12 to 30 months) as interest expense, approximating $1,250,000 per quarter.

Nite Capital Financing

      On September 7, 2005, Nite purchased 1,500 shares of Series E Convertible Preferred Stock for an aggregate purchase price of $150,000. Each shares of Series E Convertible Preferred Stock shall be convertible into shares of common stock equal to the stated value of $100 divided by the conversion price of $.0011. The shares of Series E Preferred Stock are not convertible until such time that the Company has increased its authorized shares of common stock to 15,000,000,000. The holders of the Series E Preferred Stock are entitled to receive dividends upon the declaration of a dividend to the common stock holders. However, the payments of such dividend are subject to the payment of dividends on the Series D Convertible Preferred Stock. Upon any liquidation, dissolution or winding up of our company, the holders of the Series E Preferred Stock shall be entitled to receive payments prior to any other securities except that the Series D Preferred Stock shall rank senior to that of the Series E Preferred Stock. The holders of Series E Preferred Stock have no voting rights unless such vote directly impacts the rights of the holders of the Series E Preferred Stock.

Existing Debt Conversions

      In connection with the closing of the North Texas acquisition, Keshet Fund, L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investment Ltd. (collectively, the "Existing Debt Holders"), converted all debt owed including interest to the Existing Debt Holders in the approximate amount of $1,405,236 into 565,470,763 shares of common stock. Further, Dr. Gary Fromm agreed to forgive debt owed to him by our company in the amount of $1,162,732 in consideration of our company issuing 143,766,329 shares of common stock and the Existing Debt Holders transferring 210,852,217 shares of common stock of our company to Dr. Fromm.

Off- Balance Sheet Arrangements

      We do not maintain off-balance sheet arrangements nor do we participate in non-exchange traded contracts requiring fair value accounting treatment.

Inflation

      The effect of inflation on our revenue and operating results was not significant. Our operations are located in North America and there are no seasonal aspects that would have a material effect on our financial condition or results of operations.

Recent Accounting Pronouncements

      SFAS 123R. On March 31, 2004 the Financial Accounting Standards Board ("FASB") issued its exposure draft, "Share-Based Payments", which is a proposed amendment to SFAS 123. The exposure draft would require all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized in the statement of operations based on their fair value. The FASB issued the final standard in December 2004 that is effective for public companies for interim and annual periods beginning after December 15, 2005. The Company has not yet assessed the impact of adopting this new standard.

      FAS 129-1. In April 2004, the FASB issued FASB Staff Position (FSP) 129-1, "Disclosure Requirements under SFAS 129, "Disclosure of Information about Capital Structure," Relating to Contingently Convertible Securities." The FSP interprets how the disclosure provisions of SFAS 129 apply to contingently convertible securities and their potentially dilutive effect on earnings per share. We are in a loss position for the three and nine months ended October 2, 2004, therefore, adoption of this FSP did not have a material effect on the Company's financial position, results of operations, or cash flows.

      EITF 04-08. In September 2004, the Emerging Issues Task Force issued EITF 04-08 "The Effect of Contingently Convertible Debt on Diluted Earnings Per Share." EITF 04-08 requires companies to include in diluted earnings per share, on the if-converted method, any shares of our common stock into which debt of the Company may be converted, regardless of whether the conversion threshold has been met. We adopted this standard as of September 2004. We have reported per share losses for all periods contained in this report. Since inclusion of additional shares would be anti-dilutive, no change to our historical results is required, therefore, adoption of this EITF did not have a material effect on our financial position, results of operations, or cash flows.

      SFAS 151. In November 2004, the Financial Accounting Standards Board
(FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

      SFAS 152. In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

      SFAS 153. On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. We do not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

                             DESCRIPTION OF BUSINESS

General

      We are a Nevada corporation. We were formed on September 27, 1988. We have historically been engaged in the development, commercialization and sale of products and systems using patented and proprietary technologies including catalyst technology and water purification.

      We largely ceased operations during 2003 and had begun focusing efforts on restructuring and refinancing. In fiscal year ended July 31, 2005, we successfully continued these efforts in settling various pending law suits and reducing outstanding liabilities and, in September 2005, we entered into various financing transactions and acquired North Texas.

North Texas Transaction

      On September 7, 2005, Omaha, our wholly owned subsidiary, entered into the Agreement with the North Texas Shareholders. Under the terms of the agreement, Omaha acquired 100% of the common stock of North Texas in exchange for the payment of the Purchase Price. North Texas, as more fully described below, is engaged in the business of steel fabrication and is based in Fort Worth, Texas. We completed the acquisition of North Texas on September 7, 2005. The Purchase Price was paid as follows:

      o     $9,150,000 was paid to the North Texas Shareholders;
      o $1,350,000 was paid to an account designated pursuant to the terms of the North Texas Steel/Omaha Holdings Pension Plan Joint Account Agreement dated September 7, 2005 (the "Pension Plan Agreement"); and
      o $500,000 was paid to an account designated pursuant to the terms of the North Texas Steel/Omaha Holdings Indemnity Joint Account Agreement dated September 7, 2005 (the "Indemnity Agreement").

      Each of the North Texas Shareholders, in connection with the acquisition, have entered into standard non-compete/non-solicitation arrangements.

      Pursuant to the Pension Plan Agreement, $1,350,000 (the "Pension Funds") was deposited into an account, to be managed by Omaha and a representative of the North Texas Shareholders. Interest earned on the Pension Funds shall be paid to Omaha. The Pensions funds are to be used to make payments to cover deficiencies within the North Texas Pension Plan (the "Plan"). At any time, Omaha may cause the Plan to be terminated. Upon dissolution, the Pension Funds shall first be distributed to North Texas to cover its obligations set forth in the Plan and, the remaining funds in the Pension Plan shall be distributed with one-half going to Omaha and one-half going to the North Texas Shareholders. At any time after July 30, 2006, the representative of North Texas, may request that Omaha cause North Texas to terminate the Plan within 60 days. If Omaha causes the Plan to be terminated within 60 days, the Pension Funds shall first be distributed to North Texas to cover its obligations set forth in the Plan and the remaining funds in the Pension Plan shall be distributed with one-half going to Omaha and one-half going to the North Texas Shareholders. If Omaha does not cause the Plan to be terminated within 60 days, the Pension Funds shall be distributed with one-half going to Omaha and one-half going to the North Texas Shareholders.

      Pursuant to the Indemnity Agreement, $500,000 (the "Indemnity Funds") was deposited into an account to be managed by Omaha and a representative of the North Texas Shareholders. Interest earned on the Pension Funds shall be paid to Omaha. The Indemnity Funds shall be disbursed to Omaha or any other indemnified party upon the final determination of any covered claim payable. On the following dates the funds shall be distributed to the North Texas Shareholders as follows:

      o On January 30, 2007, all Indemnity Funds in excess of $300,000 shall be disbursed to the North Texas Shareholders;
      o On July 30, 2007, all Indemnity Funds in excess of $200,000 shall be disbursed to the North Texas Shareholders;
      o On July 30, 2008, all Indemnity Funds in excess of $100,000 shall be disbursed to the North Texas Shareholders; and
      o On July 30, 2009, all Indemnity Funds remaining shall be disbursed to the North Texas Shareholders.

Overview

      North Texas is an AISC (American Institute of Steel Construction) Certified structural steel fabrication company based in Fort Worth, Texas. North Texas is certified by AISC to have the personnel, organization, experience, capability and commitment meeting the requirements of Conventional Steel Building Structures, Complex Steel Building Structures, Simple Steel Bridges and Major Steel Bridges categories as set forth in the AISC Certification Program. North Texas provides fabrication and detailing of structural steel components for commercial buildings, office buildings, convention centers, sports arenas, airports, schools, churches and bridges. Customers are general construction contractors who are building projects for owners, developers and government agencies.

      The trade of steel fabrication is closely connected with both construction and industrial trades in the pre-fabricating of frames, plates, girders and chutes to be used later in the assembly or erection process. The work is conducted primarily indoors, in small fabricating shops or large factories. A structural steel fabricator works from drawings and sketches to perform the following functions to both ferrous and non-ferrous metals:

      o     Lay out steel for cutting
      o     Burn the metal
      o Saw, cut, shear and punch holes in metal using drills and other power tools
      o     Shape, form and straighten metal with the use of heat and flame
      o     Fit and ream metal to specifications
      o     Rivet, bolt and grind metal
      o     Weld, with both electric arc and oxyacetylene welding equipment
      o     Prepare, prime and paint structural pieces and plates of steel.

      North Texas' customers are general contractors who build large commercial buildings and other structures requiring precision-engineered components. Projects developed by North Texas include commercial buildings, office buildings, convention centers, sports arenas, airports, schools, churches and bridges.

      Past North Texas projects include The American Airlines Center, DFW Airport Expansion, Dallas Convention Center Expansion, the sky boxes (suites) in the Texas Stadium, the bridges over the 1-35/1-20 Interchange in Fort Worth, Texas and the People Mover at DFW Airport. Current projects in 2004 and 2005 include The BNSF Railway Bridge, Radio Shack Corporate Headquarters, Pilgrim's Pride Headquarters and Neiman Marcus-San Antonio.

      North Texas sells to large general contractors. The North Texas customer list includes most of the leading contractors in northern Texas such as Austin Commercial, Inc., Thomas S. Byrne, Inc and Hensel Phe1ps. North Texas also works closely over the years with engineering firms such as Carter Burgess, Inc., HKS, Inc. and Freese & Nichols.

      North Texas considers its current general market area to be Texas and the four contiguous states of New Mexico, Oklahoma, Arkansas and Louisiana. North Texas' focus has generally focused on the Fort Worth area, due to the positive dynamics of the Dallas-Fort Worth metropolitan area and North Texas' very close relationships with the leading contractors in the area, the Company's focus is naturally is in its own backyard.

      North Texas owns 17.8 acres of land in an industrial area that is transitioning to retail and residential.

History of North Texas

      North Texas was originally founded in 1923 as North Texas Iron and Steel. The operation had hand-operated cranes, a gasoline engine powered circular hoist and a monorail through the storage area. After several profitable years, the business closed in 1943 and was liquidated. It reopened about a year later as North Texas Steel Company at its present site on Bolt Street in Fort Worth. In 1965, North Texas acquired Worth Steel Company at 4410 Marsalis Street in Fort Worth. Worth Steel was operated as a separate entity for several years and was later merged into North Texas.

Operations/Processes

      North Texas pursues potential customer projects on both a bid and negotiated basis. In either case, North Texas is invited by the general contractor for the project to present its proposal. North Texas' management believes that it is reputation for fabricating complex structures and delivering projects on time is the key to being a contender for new projects in its market area.

      The production capacity of North Texas depends on the complexity and mix of projects coming through the plant. Generally speaking, North Texas can produce approximately 12,000 tons of production output per year. Typically, projects of 1,000 tons or less are completed within 12 months whereas larger, more complex projects may take considerably longer. Pricing is typically "lump sum, firm" and includes transportation to the job site and erection, which is performed by an erection subcontractor.

Industry and Market

      The structural steel fabrication industry is made up of many well-established, often family run, businesses whose practice is to concentrate on specialized segments of the industry, i.e. commercial, industrial, bridges, etc. While some of the companies do business throughout the United States, and a few export, the most common market approach is to focus on a geographical area of about 500 miles radius of their plant facility. Production capacity and certifications play an all-important role in the size and nature of projects that are pursued by a fabricator. The health of the general economy, the level of commercial building activity and the general economic growth of the region drive demand for structural steel components.

      North Texas is currently in the process of obtaining a license in Arizona and management feels that the western states hold opportunities for expansion, as does the export market. While North Texas does not currently pursue the industrial market, this segment represents another avenue for growth.

Employees

      Currently, there are 95 full-time employees of which 24 are salaried, 5 hourly draftsmen and 66 hourly shop personnel. North Texas' employees are not represented by a union.

      Employment has ranged from 85 to 115 during the past decade.

Purchasing/Gross Profit Margin

      Procurement of materials and outside services is an integral component of our business as structural steel fabricator as:

      o     raw materials represent approximately 25% of sales
      o miscellaneous materials (stairwell, handrails, etc) account for about 9-10% of sales
      o     erection, using sub-contract erectors, represents about 20-25%
      o     sub-contract detailing represents about 4-5% of sales.
      o along with freight costs and miscellaneous job expenses, cost of sales - materials represents approximately 60-65% of sales.

      Direct structural production labor, along with payroll taxes, health and workers compensation insurance, represents about 7% of sales; direct engineering production labor represents about 3% of sales. Allocated indirect production costs account for about 15% of sales. The total for cost of sales (direct and indirect costs) ranges from 87% to 89% of sales resulting in a gross profit range of 11% to 13%.

Competition

      North Texas competes with a number of structural steel fabricators in its market. Notable among these are the following:

------------------------------------------------------------------------------------------------------------------------------
                    Company                                      Location                             Specialty
------------------------------------------------------------------------------------------------------------------------------
W & W Steel Company                               Oklahoma City, OK                     Buildings
------------------------------------------------------------------------------------------------------------------------------
AFCO Steel (owned by W & W Steel Company)         Little Rock, AR                       Bridges, buildings
------------------------------------------------------------------------------------------------------------------------------
Central Texas Iron Works (part of Herrick Corp.)  Waco, TX                              Industrial
------------------------------------------------------------------------------------------------------------------------------
Hirschfeld Steel Company                          San Angelo, TX                        Bridges, buildings, industrial
------------------------------------------------------------------------------------------------------------------------------
Cives Steel Company                               Roswell, GA                           Buildings, industrial
------------------------------------------------------------------------------------------------------------------------------

Employment/Consulting Agreements

      We entered a consulting agreement with our Chief Executive Officer, Dr. Gary Fromm. The terms of the Dr. Fromm's consulting agreement are described above.

Description of Property

      We lease a 1,500 square foot warehouse space at $1,500 per month in Monrovia, California from an unaffiliated third party.

      North Texas' two facility locations encompass 169,000 square feet of plant and office space on 17.8 acres in Fort Worth, Texas. All real estate is owned by North Texas. The two locations are:

--------------------------------------------------------------------------------
      Address                                           Description
--------------------------------------------------------------------------------
412 West Bolt Street                          Land area: 6.35 acres
                                              Office Bldg.: 5,121 sq. ft.
                                              Shop Bldg.: 114,342 sq. ft.
--------------------------------------------------------------------------------
4410 Marsalis Street                          Land area: 11.45 acres
                                              Office Bldg.: 4,375 sq. ft.
                                              Shop Bldg.: 45,270 sq. ft.
--------------------------------------------------------------------------------

Legal Proceedings

      We are a defendant from time to time in actions for product liability and other matters arising out of our ordinary business operations. We believe that these actions will not have a material adverse effect on our consolidated financial position or results of operations.

                                   MANAGEMENT

Directors and Officers

--------------------------------------------------------------------------------
             Name                  Age                   Position
--------------------------------------------------------------------------------
Dr. Gary Fromm                     71          Chief Executive Officer,
                                               Acting Chief Financial Officer,
                                               President, Secretary, Treasurer
                                               and Director
--------------------------------------------------------------------------------
William N. Plamondon, III          57          Assistant Secretary and Director
                                               of American Technologies and
                                               Chief Executive Officer of North
                                               Texas
--------------------------------------------------------------------------------
Thomas E. Durkin, III              52          Director
--------------------------------------------------------------------------------
Barry Ennis                        58          President of North Texas
--------------------------------------------------------------------------------

Background of Executive Officers and Directors

Dr. Gary Fromm, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director.

      Since February 2002, Gary Fromm, Ph.D. has been our Chief Executive Officer and Chairman of the Board. Dr. Fromm has been a member of the Board of Directors of Vaso Active Pharmaceuticals, Inc., since June 2003. Dr. Fromm now serves as Chairman and has served as a Director of IDC Financial Publishing, a leading analyst of government reporting financial institutions, since 1984. He has served as a Director to Sky Capital Enterprises, Inc., and Sky Capital Holdings Limited, financial services firms since March 2003. He has served as Chairman of the Board of Sky Capital UK Limited a financial service firm from July 2003 to October 2004. Dr. Fromm has also served as a Director of Global Secure Holdings, Inc., since February of 2003 and as a director of Neoterik Health Technologies, Inc., 1984-2004. Dr. Fromm is also founder and president of Investment Intelligence Systems Corporation and its successor, Unisheet Limited, computer software companies, and co-founder of Data Resources, a market data distribution company. He also has held teaching and research positions with M.I.T., Harvard, the American University, the Brookings Institution, National Bureau of Economic Research and Stanford Research Institute. Dr. Fromm holds an A.M. and a Ph.D. in Economics from Harvard University, an M.S. in Industrial Management from M.I.T. and a B.M.E. in Mechanical Engineering from Cornell University.

Mr. William N. Plamondon, III, Assistant Secretary and Director and Chief Executive Officer of North Texas.

      William N. Plamondon, III, 57, serves as President and CEO of R.I. Heller & Co., LLC, a management consulting firm he founded in 1998. Mr. Plamondon is CEO of Protein Polymer Technologies, a public biotechnology research and development company, and has also served on their board since April 2005. Mr. Plamondon attended Seton Hall University

      Mr. Plamondon was on the Board of Directors of ANC Rental Corporation since June 2000 and, from October 2001 to October 2002, he served as its Chief Restructuring Officer. In October 2002, Mr. Plamondon assumed the roles of Chief Executive Officer and President taking the company through a bankruptcy resulting in a ss.363 sale. While with R.I. Heller, in December 2000, Mr. Plamondon became a senior advisor to E&Y Capital Advisors LLC. Prior to founding R.I. Heller, Mr. Plamondon served as President and Chief Executive Officer of First Merchants Acceptance Corporation, a nationwide financing company, from April 1997 until April 1998, and served as a director of First Merchants from March 1995 until April 1998. Mr. Plamondon was with Budget Rent-A-Car Corporation from 1978 until 1997. For the last five years at Budget he held the position of President and CEO.

      William N. Plamondon was on the Board of Directors of First Merchants Acceptance Corporation in April of 1997. The Board fired the CEO and asked Mr. Plamondon to step in first as co-CEO and then as CEO in May of 1997. The company filed for bankruptcy in July of 1997. Mr. Plamondon restructured the company and sold it through a ss.363 sale.

Mr. Thomas E. Durkin, III, Director

      Thomas E. Durkin, III, age 52, was appointed as Vice President of Corporate Development, General Counsel and Secretary of Waste Services, Inc. (Nasdaq: WSII) (f/k/a Capital Environmental Resource, Inc.) in October 2001. He is also a partner to Durkin & Durkin, a New Jersey based law firm, with whom Mr. Durkin practiced as a partner from September 1978 until September 1997. Mr. Durkin served as a consultant to Waste Management Inc., a multibillion dollar publicly held international solid waste management company, from January 2000 to September 2001. From October 1997 through December 1999, Mr. Durkin served as area Vice President of Business Development of Waste Management Inc. In addition, Mr. Durkin has served as a partner of several privately held real estate holding companies. Mr. Durkin graduated from Fordham University in 1975 and graduated Cum Laude from Seton Hall University School of Law in 1978. Mr. Durkin has since 1999 served as a director of CD&L, Inc. (Amex: CDV).

Mr. Barry Ennis, President of North Texas.

      Barry Ennis, age 58, has served as the Executive Vice President/General Manager of North Texas since 1993. Mr. Ennis was appointed as the President of North Texas in September 2005.

Directors

      Directors are elected annually at our annual meeting of shareholders. The term of each person currently serving as a director will continue until our next annual meeting or until a successor is duly elected and qualified.

Committees of the Board

      We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.

                             EXECUTIVE COMPENSATION

      The tables and discussion below set forth information about the compensation awarded to, earned by or paid to our named executive officers of our company and North Texas

                                                 ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                          --------------------------------      ---------------------------------
                                                                                                    Number of
                                                              Bonus and          Restricted         Securities
Name and                   Year                             Other Annual           Stock            Underlying         All Other
Principal Position       Ended(1)         Salary ($)      Compensation ($)      Award(s) ($)     Options/SARs (#)   Compensation ($)
------------------       --------         ----------      ----------------      ------------     ----------------   ----------------
Dr. Gary Fromm             2004           $      0               --                  --                 --                 --
  Chairman and CEO         2003           $      0               --                  --                 --                 --
  of the Company           2002           $      0               --                  --                 --                 --

Janet Judd                 2004           $126,350               --                  --                 --                 --
  Chairman and CEO         2003           $126,350               --                  --                 --                 --
  of North Texas           2002           $166,589               --                  --                 --                 --

Robert Judd                2004           $122,274               --                  --                 --                 --
  President                2003           $122,253               --                  --                 --                 --
  of North Texas           2002           $157,398               --                  --                 --                 --

Barry Ennis                2004           $106,115               --                  --                 --                 --
  Executive VP             2003           $102,073               --                  --                 --                 --
  of the North Texas(2)    2002           $141,444               --                  --                 --                 --

(1) The information presented is for the years ended July 31 for executive officers of American Technologies Group, Inc. and June 30 for executive officers of North Texas Steel Company, Inc.

(2) Appointed as President of North Texas Steel Company, Inc. subsequent to the year end,

      No options were granted or exercised during our most recent fiscal year.

         Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information, as of October 28, 2005 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our directors and named executive officers; and (iii) our directors and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.


--------------------------------------------------------------------------------
                                     Amount and Nature of
Name and address                     Beneficial Ownership       Percent of Class
--------------------------------------------------------------------------------
Dr. Gary Fromm(1)(2)                      513,407,074(5)               38.18%
--------------------------------------------------------------------------------
William N. Plamondon (1)(2)               238,308,410(5)               22.28%
--------------------------------------------------------------------------------
Thomas E. Durkin, III (1)(2)              308,433,410(5)(6)            27.06%
--------------------------------------------------------------------------------
Barry Ennis(4)                                    -0-                   0.00%
--------------------------------------------------------------------------------
The Keshet Fund LP                        176,903,638                  21.3%
825 Third Avenue, 14th Floor
New York, New York 10022
--------------------------------------------------------------------------------
Keshet, L.P.                              124,569,068                   15.0%
825 Third Avenue, 14th Floor
New York, New York 10022
--------------------------------------------------------------------------------
Luther Capital Management, Inc.           189,279,205(5)(6)            18.55%
--------------------------------------------------------------------------------
Charles and Patricia Matteson             803,866,820(5)(6)            49.16%

--------------------------------------------------------------------------------
All officers and directors
as a group                               1,060,148,894                 56.05%
--------------------------------------------------------------------------------

(1)   Executive officer and/or director of our company.

(2) The address of this person is c/o American Technologies Group, Inc., P.O. Box 90, Monrovia, CA 91016.

(3)   Based on 831,322,014 shares of common stock outstanding.

(4)   President of North Texas Steel Company, Inc.

(5) In connection with the closing of the acquisition of North Texas, we entered into a consulting agreement with Luther Capital. Pursuant to the consulting agreement, in consideration for providing valuable services to our company in connection with the acquisition of North Texas, we have agreed to issue Luther Capital and its designees, an aggregate of 1,674,084,028 shares (the "Luther Shares") of common stock. The issuance of the Luther Shares are subject to our company filing an amendment to its certificate of incorporation to provide for an adequate amount of authorized but unissued shares of common stock. In addition to other designations, Luther Capital agreed to transfer 143,788,528 shares of common stock to Dr. Fromm, 238,308,410 shares of common stock to Thomas E. Durkin, III, 47,661,682 shares of common stock to D&D Investments, LLC, a limited liability company of which Mr. Durkin owns 25% of the outstanding membership interests, 238,308,410 shares of common stock to RI Heller LLC, a limited liability company of which Mr. William N. Plamondon, III owns a majority of the outstanding membership interests, and 238,308,410 shares of common stock to each Charles and Patricia Matteson.

(6) In connection with the provision of collateral utilized to secure the financing provided by Laurus, we agreed, upon amending our certificate of incorporation to provide for authorized but unissued shares, to issue 126,225,000 shares of common stock to Thomas E. Durkin, III and 126,225,000 shares of common stock to Luther Capital Management, Inc. and 589,050,000 shares of common stock to Charles and Patricia Matteson. 42,075,000 of the shares to be issued to each Mr. Durkin and Luther Capital Management, Inc. have vested and 7,012,500 are issuable for a period of one year on a monthly basis commencing in September 2005. 196,350,000 of the shares to be issued to Charles and Patricia Matteson have vested and 32,725,000 are issuable for a period of one year on a monthly basis commencing in September 2005.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended June 30, 2005.

------------------------------------ ------------------------ ----------------------- ---------------------------
Plan category                        Number of securities     Weighted average        Number of securities
                                     to be issued upon        exercise price of       remaining available for
                                     exercise of              outstanding options,    future issuance under
                                     outstanding options,     warrants and rights     equity compensation plans
                                     warrants and rights                              (excluding securities
                                                                                      reflected in column (a)
------------------------------------ ------------------------ ----------------------- ---------------------------
                                     (a)                      (b)                     (c)
------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans approved
by security Holders                   -0-                      -0-                     N/A

------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans not
approved by security Holders          -0-                      -0-                     N/A
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Total
------------------------------------ ------------------------ ----------------------- ---------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Dr. Gary Fromm entered into the following transaction with our company or parties related to our company:

      o In connection with the closing of the North Texas acquisition, the Existing Debt Holders, converted all debt owed including interest to the Existing Debt Holders in the approximate amount of $1,405,236 into 565,014,736 shares of common stock. Further, Dr. Gary Fromm agreed to forgive debt owed to him by us in the amount of $1,162,732 in consideration of our company issuing 144,222,356 shares of common stock and the Existing Debt Holders transferring 210,396,190 shares of common stock of our company to Dr. Fromm.

      o On September 6, 2005, we entered into a consulting agreement with Dr. Fromm which is for a term of six months and which provides a monthly fee of $15,000 that will be reduced to $10,000 in the event that Dr. Fromm resigns or is replaced as Chief Executive Officer. The consulting arrangement shall automatically renew for six month periods unless either party provides notice 30 calendar days prior to the end of consulting period that it is terminating the consulting arrangement.

      o In connection with the closing of the acquisition of North Texas, we entered into a consulting agreement with Luther Capital. Pursuant to the consulting agreement, in consideration for providing valuable services to our company in connection with the acquisition of North Texas, we agreed to issue Luther Capital and its designees the Luther Shares. The issuance of the Luther Shares are subject to our filing an amendment to our certificate of incorporation to provide for authorized but unissued shares. In addition to other designations, Luther Capital transferred 143,788,528 shares of common stock to Dr. Fromm.

      Luther Capital also agreed to transfer 238,308,410 shares of common stock to Thomas E. Durkin, III, 47,661,682 shares of common stock to D&D Investments, LLC, a limited liability company of which Mr. Durkin owns 25% of the outstanding membership interests , and 238,308,410 shares of common stock to RI Heller LLC, a limited liability company of which Mr. William N. Plamondon, III owns a majority of the outstanding membership interests. Messrs. Plamondon, Durkin and Fromm are executive officers and directors of our company.

      In connection with the provision of collateral utilized to secure the financing provided by Laurus, we agreed, upon amending our certificate of incorporation to provide for authorized but unissued shares, to issue 126,225,000 shares of common stock to Thomas E. Durkin, III and 126,225,000 shares of common stock to Luther Capital Management, Inc. 42,075,000 of the shares to be issued to each Mr. Durkin and Luther Capital Management, Inc. have vested and 7,012,500 are issuable for a period of one year on a monthly basis commencing in September 2005.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our directors and executive officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions state that our directors may cause us to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of our board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                            DESCRIPTION OF SECURITIES

      Our authorized capital consists of 1,000,000,000 shares of common stock, par value $.001 per share and 50,000,000 shares of preferred stock, par value $.001 per share. As of October 27, 2005, we had 831,322,014 shares of common stock outstanding. With respect to the preferred stock, 10,000,000 shares of Series A, 500,000 shares of Series B, 2,000 shares of Series C, 900,000 shares of Series D, 25,000 shares of Series E and 900,000 shares of Series F are authorized and designated of which 378,061 shares of Series A and 1,500 shares of Series E preferred stock are issued and outstanding.

      Holders of our common stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to stockholders upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of our directors if they choose to do so.

      Our Board of Directors, without any action by stockholders, is authorized to divide the authorized shares of preferred stock into series and to designate the rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock, including but not limited to dividend, redemption, voting rights and preferences. The ability of our Board of Directors to designate and issue such shares could impede or deter an unsolicited tender offer or takeover proposal and the issuance of additional shares having preferential rights could affect adversely the voting power and other rights of holders of our common stock.

Transfer Agent

      Online Transfer, Inc., 317 SW Alder Street, 2nd Floor, Portland, Oregon 97204, is the transfer agent and registrar for our securities.

                              SELLING STOCKHOLDERS

         The following table sets forth the common stock ownership of the selling stockholders as of October 28, 2005, including the number of shares of common stock issuable to the selling stockholders upon the conversion of convertible notes or preferred stock or exercise of options or warrants held by the selling stockholders and assumes that our company will have an appropriate amount of unissued and authorized shares of common stock. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
                         Total Shares       Total
                          of Common      Percentage
                         Stock, and       of Common                                    Percentage
                       those Issuable      Stock,                                       of Common                     Percentage
                            Upon          Assuming       Shares of                       Stock                         of Common
                        Conversion or       Full       Common Stock       Beneficial     Owned        Beneficial      Stock Owned
                         Exercise of     Conversion     Included in   Ownership Before   Before     Ownership After      After
        Name             Securities     and Exercise    Prospectus      the Offering    Offering     the Offering      Offering
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Laurus Master           8,793,639,716      93.98%          Up to        43,661,687       4.99%            --              --
Fund Ltd. (1)                                             788,308
                                                        shares of
                                                       common stock
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
                                                           Up to
Gryphon Master Fund,    1,265,457,357      60.35%         76,862        43,661,687       4.99%            --              --
L.P.                                                     shares of
                                                       common stock
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
                                                           Up to
GSSF Master Fund LP     1,265,457,357      60.35%         76,862        43,661,687       4.99%            --              --
                                                         shares of
                                                       common stock
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
                                                           Up to
Nite Capital LP          136,363,636       14.09%          8,283        43,661,687       4.99%            --              --
                                                         shares of
                                                       common stock
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Charles and Patricia     803,866,820       49.16%         35,676        803,831,144      49.16%     1,065,631,144         --
Matteson
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Luther Capital           189,279,205       18.55%          7,645        189,279,205      18.55%      189,271,560          --
Management, Inc.
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Thomas E. Durkin, III    308,433,410       27.06%          7,645        308,433,410      27.06%      308,433,410          --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Mary Lou Anderson          962,599            *           962,599         962,599          *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------

---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
                         Total Shares       Total
                          of Common      Percentage
                         Stock, and       of Common                                    Percentage
                       those Issuable      Stock,                                       of Common                     Percentage
                            Upon          Assuming       Shares of                       Stock                         of Common
                        Conversion or       Full       Common Stock       Beneficial     Owned        Beneficial      Stock Owned
                         Exercise of     Conversion     Included in   Ownership Before   Before     Ownership After      After
        Name             Securities     and Exercise    Prospectus      the Offering    Offering     the Offering      Offering
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Lawrence Brady             600,000            *           600,000         600,000          *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
John Dab                   475,596            *           475,596         475,596          *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Michael and Helena        3,040,000           *          3,040,000       3,040,000         *              --              --
Kobrin
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Yan Lin                   1,998,522           *          1,998,522       1,998,522         *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Yin Lo                    1,923,077           *          1,923,077       1,923,077         *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
James Nicastro            2,476,857           *          2,476,857       2,476,857         *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Chunsing Wang             2,497,678           *          2,497,678       2,497,678         *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
John Barringer             115,577            *           115,577         115,577          *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Robert Dabney Eastham      412,938            *           412,938         412,938          *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Marc R. Hertz             1,422,649           *          1,422,649       1,422,649         *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Philip J. Carcara          11,538             *           11,538          11,538           *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Gene H. Shioda             46,923             *           46,923          46,923           *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Ronald M. Yano             979,041            *           979,041         979,041          *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Denis McCarthy             278,847            *           278,847         278,847          *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Cliff Kennedy              278,846            *           278,846         278,846          *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Bernadette Walsh           278,846            *           278,846         278,846          *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Yvonne McKeown             278,846            *           278,846         278,846          *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Dale L. Hein               234,956            *           234,956         234,956          *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Gil Bates                 2,021,334           *          2,021,334       2,021,334         *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Otto Jeffrey               115,385            *           115,385         115,385          *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Lawrence W. Schad          110093             *           110093          110093           *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Kyle J. Sikorsky          1,000,000           *          1,000,000       1,000,000         *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Robert & Rogga            1,284,794           *          1,284,794       1,284,794         *              --              --
Sikorsky
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
I-Chu Lin                  135,162            *           135,162         135,162          *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Greg Sharp                 384,615            *           384,615         384,615          *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Robert C. Thompson         65,613             *           65,613          65,613           *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
Roger Pay                  19,231             *           19,231          19,231           *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------
US Filter                  23,502             *           23,502          23,502           *              --              --
---------------------- ---------------- -------------- -------------- ---------------- ----------- ----------------- --------------

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible preferred stock or the convertible debentures and exercise of the warrants and options is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

* Less than 1%.

(1) Laurus Capital Management, L.L.C. may be deemed a control person of the shares owned by such entity. David Grin and Eugene Grin are the principals of Laurus Capital Management, L.L.C. The shares of common stock that are being registered includes: (i) 116,156 common stock purchase warrants exercisable at $0.00111 per share; (ii) 300,000 shares of common stock issuable upon exercise of an option to purchase shares of common stock exercisable at $0.00001 per share, (iii) up to 200,000 shares underlying $5,000,000 principal amount of convertible term notes; and (iv) up to 100,000 shares underlying $7,000,000 principal amount convertible promissory revolving notes.

(2) E. B. Lyon, IV may be deemed by a control person of the shares beneficially owned by Gryphon Master Fund LP

(3) Tom C. Davis may be deemed by a control person of the shares beneficially owned by GSSF Master Fund LP

(4) Keith A. Goodman may be deemed by a control person of the shares beneficially owned by Nite Capital LP that are issuable upon conversion of the Series E Preferred Stock.

                              PLAN OF DISTRIBUTION

      We are registering the shares of common stock on behalf of the selling stockholders. We are paying all costs, expenses and fees in connection with the registration of shares offered by this prospectus. Brokerage commissions, if any, attributable to the sale of shares will be borne by the selling stockholders.

      Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Over-the-Counter Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     settlement of short sales;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale;

      o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

      Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

      In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

      We are required to pay certain fees and expenses incurred incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

      We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Penny Stock Rule

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                  LEGAL MATTERS

      The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

      The financial statements as of June 30, 2005 and 2004 for North Texas included in this Prospectus have been so included in reliance on the report of Weaver and Tidwell, L.L.P., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

      The financial statements of American Technologies Group, Inc. for the years ended July 31, 2005 and 2004 included in this Prospectus have been so included in reliance on the report of Russell Bedford Stefanou Mirchandani LLP and Corbin & Company, LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Corbin & Company, LLP

      Pursuant to a resignation letter dated May 23, 2005, Corbin & Company, LLP (the "Former Accountant") resigned as the auditors for our company. The resignation letter was received by our company on May 31, 2005. On June 6, 2005, we engaged De Joya Griffith & Company, LLC ("De Joya"), as our independent certified public accountant. Our decision to engage the De Joya was approved by our Board of Directors on June 6, 2005.

      The reports of the Former Accountant on the financial statements of our company for each of the two most recent fiscal years, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles for the two most recent fiscal years and all subsequent interim periods, except that the Former Accountant's opinion in its report on our financial statements expressed substantial doubt with respect to our ability to continue as a going concern for the last two fiscal years.

      During our two most recent fiscal years prior to the resignation and the subsequent interim period through the date of resignation, there were no reportable events as the term described in Item 304(a)(1)(v) of Regulation S-K.

      During our two most recent fiscal years prior to the resignation and the subsequent interim period through the date of resignation, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods.

      We did not consult with De Joya regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written or oral advice was provided by De Joya that was a factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issues.

      We have requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, which such letter was filed with our Form 8-K Current Report.

De Joya Griffith & Company, LLC

      On October 14, 2005, we dismissed De Joya as its independent public accountants. Further, on October 14, 2005, we engaged Russell Bedford Stefanou Mirchandani LLP ("Auditor") as our principal independent accountant. This decision to engage Auditor was taken upon the unanimous approval of the Board of Directors of our company.

      During the last two fiscal years ended July 31, 2004 and July 31, 2003 and through October 14, 2005, (i) there were no disagreements between our company and De Joya on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of De Joya would have caused De Joya to make reference to the matter in its reports on our financial statements, and (ii) De Joya's report on the Company's financial statements did not contain any adverse opinion, disclaimer of opinion, or modification or qualification of opinion. During the last two most recent fiscal years ended July 31, 2004 and July 31, 2003 and through October 14, 2005, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-B.

      During the two most recent fiscal years and through October 14, 2005 we have not consulted with Auditor regarding either:

1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to our company nor oral advice was provided that Auditor concluded was an important factor considered by our company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. any matter that was either subject of disagreement or event, as defined in
Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

      De Joya furnished our company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of this letter is attached hereto to this Form 8K as Exhibit 16.1 previously filed.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of American Technologies Group, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov or by phone at 1-800-SEC-0330.

                          INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of American Technologies Group, Inc.
For The Years Ended July 31, 2005 and 2004                                   F-2


Audited Financial Statements of North Texas Steel Company, Inc.
For The Years Ended June 30, 2005 and 2004                                  F-20

                        AMERICAN TECHNOLOGIES GROUP, INC.

                              FINANCIAL STATEMENTS

                   For The Years Ended July 31, 2005 and 2004

                                      with

         REPORTS OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

        REPORT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
American Technologies Group, Inc.
Monrovia, California

We have audited the accompanying balance sheet of American Technologies Group, Inc. (the "Company") as of July 31, 2005 and the related statements of operations, deficiency in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Technologies Group, Inc. as of July 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Note 1 to the accompanying consolidated financial statements, the Company has suffered recurring losses and is experiencing difficulty in generating sufficient cash flow to meet it obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                              /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                              --------------------------------------------
                                  Russell Bedford Stefanou Mirchandani LLP
                                  Certified Public Accountants

New York, New York
October 21, 2005

                              CORBIN & COMPANY LLP

              Certified Public Accountants and Business Consultants

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To American Technologies Group, Inc.:

We have audited the accompanying statements of operations, stockholders' deficit and cash flows of American Technologies Group, Inc. (a Nevada corporation) (the "Company") for the year ended July 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of American Technologies Group, Inc. for the year ended July 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, since its inception, the Company has incurred significant operating losses totaling over $57 million, and at July 31, 2004, has a working capital deficit of $4,515,169, is in default on its convertible debentures and has suspended substantive operations. The ability of the Company to operate as a going concern is dependent upon its ability to (1) obtain sufficient additional debt and/or equity capital, (2) sell or license certain technologies and/or (3) generate significant revenues through its existing assets and operating business. The successful outcome of future activities cannot be determined at this time and there are no assurances that if achieved, the Company will have sufficient funds to execute their business plans or generate positive operating results. These issues, among others, raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


                                            /s/ Corbin & Company LLP

                                                CORBIN & COMPANY LLP

Irvine, California
October 26, 2004

                        AMERICAN TECHNOLOGIES GROUP, INC.

                                  BALANCE SHEET

                                  July 31, 2005

ASSETS

Current assets:
    Cash                                                           $     12,953
    Accounts receivable, net of allowance for doubtful
      accounts of $ 0                                                     1,600
    Inventories, net                                                         --
                                                                   ------------

        Total                                                      $     14,553
                                                                   ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable and other accrued liabilities                 $    861,596
    Accrued interest payable - convertible debentures                 1,004,152
    Accrued interest - related party                                    254,554
    Accrued payroll and related liabilities                             413,243
    Amounts due related parties                                         130,800
    Note payable - related party                                        959,121
    Convertible debentures                                            1,409,511
                                                                   ------------
        Total current liabilities                                     5,032,977

Commitments and contingencies

Stockholders' deficit:
    Series A convertible preferred stock, $.001 par value;
      10,000,000 shares authorized; 378,061 shares issued
      and outstanding                                                       378
    Series B convertible preferred stock, $.001 par value;
      500,000 shares authorized; liquidation value at $8.00
      per share; none issued and outstanding                                 --
    Series C convertible preferred stock, $.001 par value;
      2,000 shares authorized; liquidation value at $1,000
      per share; none issued and outstanding                                 --
    Common stock, $.001 par value; 1,000,000,000 shares
      authorized, 99,776,704 shares issued and outstanding
      and 4,115,596 shares committed but not yet issued                 103,892
    Additional paid-in capital                                       52,941,367
    Stock subscriptions                                                   6,750
    Accumulated deficit                                             (58,070,811)
                                                                   ------------
        Total stockholders' deficit                                  (5,018,424)
                                                                   ------------

        Total                                                      $     14,553
                                                                   ============

See independent auditors' report and accompanying notes to financial statements

                        AMERICAN TECHNOLOGIES GROUP, INC.

                            STATEMENTS OF OPERATIONS

                                                      Years Ended July 31,
                                               --------------------------------
                                                    2005               2004
                                               --------------    --------------
Revenues:
    Technology products and licensing fees     $       12,218    $        4,853
                                               --------------    --------------
        Total operating revenues                       12,218             4,853
                                               --------------    --------------

Operating expenses:
    General and administrative                        129,446           144,630
    Cost of sales and marketing                         4,260             4,288
                                               --------------    --------------
        Total operating expenses                      133,706           148,918
                                               --------------    --------------

Other expense:
    Interest expense - convertible debentures         272,527           272,527
Interest expense - related party                      109,240            67,795
                                               --------------    --------------
        Total other expense                           381,767           340,322
                                               --------------    --------------

Net loss                                       $     (503,255)   $     (484,387)
                                               ==============    ==============
Basic and diluted net loss per common share    $       (0.005)   $       (0.005)
                                               ==============    ==============

Weighted average number of common shares
  outstanding:
    Basic                                          99,776,704        99,776,704
                                               ==============    ==============
    Diluted                                        99,776,704        99,776,704
                                               ==============    ==============

See independent auditors' report and accompanying notes to financial statements

                        AMERICAN TECHNOLOGIES GROUP, INC.

                  STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY

                   For The Years Ended July 31, 2005 and 2004

                                 Series A Convertible
                                   Preferred Stock                                    Common Stock
                          ----------------------------------    --------------------------------------------------------
                          Number of Shares        Par Value     Number of Shares      Committed Shares        Par Value
                          ----------------       -----------    -----------------     ----------------       -----------
Balance, July 31, 2003             378,061       $       378    $      99,776,704     $      4,115,596       $   103,892

Net loss                                --                --                   --                   --                --
                          ----------------       -----------    -----------------     ----------------       -----------
Balance, July 31, 2004             378,061               378           99,776,704            4,115,596           103,892

Net loss                                --                --                   --                   --                --
                          ----------------       -----------    -----------------     ----------------       -----------
Balance, July 31, 2005             378,061       $       378           99,776,704            4,115,596       $   103,892
                          ----------------       -----------    -----------------     ----------------       -----------

                                       Additional
                                         Paid-in           Stock
                                         Capital        Subscriptions         Deficit           Total
                                     --------------    ---------------     -------------    --------------
Balance, July 31, 2003               $   52,941,367    $          6,750    $ (57,083,169)   $   (4,030,782)

Net loss                                         --                  --         (484,387)         (484,387)
                                     --------------    ----------------    -------------    --------------
Balance, July 31, 2004                   52,941,367               6,750      (57,567,556)       (4,515,169)

Net loss                                         --                  --         (503,255)         (503,255)
                                     --------------    ----------------    -------------    --------------
Balance, July 31, 2005               $   52,941,367    $          6,750    $ (58,070,811)   $   (5,018,424)
                                     --------------    ----------------    -------------    --------------

See independent auditors' report and accompanying notes to financial statements

                        AMERICAN TECHNOLOGIES GROUP, INC.

                            STATEMENTS OF CASH FLOWS

                                                              Years Ending July 31,
                                                          ----------------------------
                                                              2005            2004
                                                          ------------    ------------
Cash flows from operating activities:
    Net loss                                              $   (503,255)   $   (484,387)
    Adjustments to reconcile net loss to net
      cash used in operating activities:
        Bad debt expense                                            --          15,000
           Changes in operating assets and liabilities:
           Accounts receivable                                  (1,600)             --
           Inventories                                           2,666           3,706
           Other current assets                                     --           1,343
        Accounts payable and accrued liabilities               381,767         317,989
                                                          ------------    ------------
    Net cash used in operating activities                     (120,422)       (146,349)
                                                          ------------    ------------

Cash flows from financing activities:
    Proceeds from note payable - related party                 127,844         156,503
    Payments on note payable                                        --          (6,984)
                                                          ------------    ------------

    Net cash provided by financing activities                  127,844         149,519
                                                          ------------    ------------

Net increase in cash                                             7,422           3,170
    Cash, beginning of year                                      5,531           2,361
                                                          ------------    ------------
    Cash, end of year                                     $     12,953    $      5,531
                                                          ============    ============
Supplemental disclosure of cash flow information:
    Cash paid during the year for:
        Interest                                          $         --    $         --
                                                          ============    ============
        Income taxes                                      $         --    $        800
                                                          ============    ============

See independent auditors' report and accompanying notes to financial statements

                        AMERICAN TECHNOLOGIES GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended July 31, 2005 and 2004

NOTE 1 - ORGANIZATION, LINE OF BUSINESS AND SIGNIFICANT BUSINESS RISKS

Organization and Line of Business

American Technologies Group, Inc. (the "Company" or "ATG"), a Nevada corporation, was engaged in the development, commercialization and sale of products and systems using its patented and proprietary technologies. The resulting products are intended to offer cost-effective solutions to reduce, and in some cases eliminate, hazardous chemical by-products or emissions resulting from industrial and combustion processes. The Company's proprietary catalyst technology may improve many commercial products including detergents and cosmetics.

The Company largely ceased operations during 2001 and had begun focusing efforts on restructuring and refinancing. In fiscal year ended July 31, 2003, the Company successfully continued these efforts to settle various pending lawsuits, reduce outstanding liabilities, acquire an equity funding facility to finance acquisition of new products, entities and technologies, and otherwise strengthen the business.

To date, the Company has been unable to generate significant cash flows from its business operations. As a result, they have funded their operations through investor financing, including sales of common stock and the exercise of warrants and options. The Company has also used debt to fund their operations. Until such time as they are able to generate significant cash flows from operations through increased sales of their products, they will be required to continue their reliance on investor financing and debt to fund their operations.

Management's Plans

Since its inception, the Company has incurred significant operating losses totaling over $58 million, and at July 31, 2005, has a working capital deficit of $5,018,424, is in default on its convertible debentures (see Note 6 - Convertible Debentures) and has suspended substantive operations. The ability of the Company to operate as a going concern is dependent upon its ability (1) to obtain sufficient additional debt and/or equity capital and (2) generate significant revenues through its existing assets and operating business. The successful outcome of future activities cannot be determined at this time and there are no assurances that if achieved, the Company will have sufficient funds to execute their business plans or generate positive operating results. These issues, among others, raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

On September 7, 2005, the Company through a newly formed wholly owned subsidiary, Omaha Holdings Corp. ("Omaha"), entered into a Share Purchase Agreement ("Agreement" ) with the stockholders of North Texas Steel Company, Inc. ("North Texas"), a privately-held company. Effective with the Agreement, all previously outstanding common stock owned by North Texas's shareholders were exchanged for $11,000,000. As a result of the Agreement, there was a change in control of the Company. The Company is an inactive publicly registered shell corporation with no significant assets or operations. For accounting purposes, North Texas shall be the surviving entity. As a result of the restructure and change in control, North Texas is the acquiring entity in accordance with Financial Accounting Standards No. 141, Business Combinations. While the transaction is accounted for using the

                        AMERICAN TECHNOLOGIES GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended July 31, 2005 and 2004

NOTE 1 - ORGANIZATION, LINE OF BUSINESS AND SIGNIFICANT BUSINESS RISKS, continued

purchase method of accounting, in substance the Agreement is a recapitalization of North Texas's capital structure.

Fair Value of Financial Instruments

The carrying amounts of the Company's cash, trade payables, accrued expenses, and notes payable approximate their estimated fair value due to the short-term nature of those financial instruments. The estimated fair value of amounts due related parties is not ascertainable as the underlying transactions were between related parties. Also, the estimated fair value of convertible debentures is not determinable as equivalent financial instruments are not easily identifiable.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market and consist primarily of purchased products and supplies.

Long-Lived Assets

The Company reviews, as circumstances dictate, the carrying amount of its property and equipment and patents. The purpose of these reviews is to determine whether the carrying amounts are recoverable. Recoverability is determined by examining and comparing respective carrying amounts versus expected revenue streams from the related businesses. The amount of impairment, if any, is measured based on the excess of the carrying value over the fair value. At July 31, 2005, the Company has no long-lived assets.

Property and Equipment

Property and equipment are stated at cost and are depreciated or amortized over the estimated useful lives of the assets using the straight-line method. Equipment is depreciated over lives from three to seven years. Buildings are depreciated over 30 years. At July 31, 2005, the Company's net book value of property and equipment is $0. There was no depreciation expense during the years ended July 31, 2005 and 2004.

Patents

Patent costs consist primarily of legal and other direct costs incurred by the Company in its efforts to obtain domestic and foreign patents on its products. Periodic review is made of the economic value of patents and adjustments to cost are made as needed where value is reduced. Patents are amortized on a straight-line basis over periods not exceeding seventeen years. At July 31, 2005, the Company does not have any patents.

                        AMERICAN TECHNOLOGIES GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended July 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Income Taxes

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, deferred income taxes are the result of the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities. Generally, deferred income taxes are classified as current or non-current in accordance with the classification of the related asset or liability. Those not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. A valuation allowance is provided against deferred income tax assets in circumstances where management believes the recoverability of a portion of the assets is not reasonably assured.

Revenue Recognition

The Company recognizes revenue for its products upon shipment of goods to its customers in accordance with Staff Accounting Bulletin 101 ("SAB 101"), Revenue Recognition.

Research and Development Activities

All costs of new technology acquisition and research and development are charged to operations as incurred.

Non-Monetary Exchanges

Accounting for the transfer or distribution of non-monetary assets or liabilities is based on the fair value of the assets or liabilities received or surrendered, whichever is more clearly evident. Where the fair value of the non-monetary asset received or surrendered cannot be determined with reasonable accuracy, the recorded book value of the non-monetary assets are used.

Basic and Diluted Income (Loss) Per Share

Basic and diluted loss per common share is based upon the weighted average number of common shares outstanding during the fiscal year under the provisions of SFAS No. 128, Earnings Per Share. Common share equivalents were not considered as they would be anti-dilutive and had no impact on earnings per share for any periods presented.

Stock-Based Compensation

The Company accounts for non-employee stock-based compensation under SFAS No. 123, Accounting For Stock-Based Compensation. SFAS No. 123 defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock

                        AMERICAN TECHNOLOGIES GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended July 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Issued to Employees. Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of the Company's common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS No.123 had been applied.

In December 2002, SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure, was issued. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of SFAS No. 148 are effective for financial statements for fiscal years ending after December 15, 2002. The Company adopted the disclosure provisions of SFAS No. 148 in these financial statements. The Company does not anticipate adopting the fair value based method of accounting for stock-based compensation.

At July 31, 2005, the Company has two stock-based employee compensation plans. The Company accounts for those plans under the recognition and measurement principles of APB 25, and related interpretations. During the years ended July 31, 2005 and 2004, no stock-based employee compensation cost is reflected in the accompanying statements of operations, as all options granted under those plans had exercise prices equal to or greater than the market value of the underlying common stock on the date of grant. Had compensation cost for the Company's plans been determined consistent with the provisions of SFAS No. 123, the Company's net loss would not have changed.

Comprehensive Income

The Company has adopted SFAS No. 130, Reporting Comprehensive Income. Under SFAS No. 130, the Company reports and displays all components of comprehensive income in a full set of financial statements. The Company currently has no items of comprehensive income.

Segments of an Enterprise and Related Information

The Company has adopted SFAS 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 requires that public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the geographic regions in which it holds assets and reports revenues and its major customers. The Company operated in one segment during fiscal 2005 and 2004.

                        AMERICAN TECHNOLOGIES GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended July 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates

In the normal course of preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include the collectibility of accounts receivable, the realizability of inventories, the amounts due under accounts payable and the valuation allowance of deferred tax assets. Actual results could differ from those estimates.

Derivative Instruments

The Company accounts for freestanding derivative financial instruments potentially settled in its own common stock under Emerging Issues Task Force ("EITF") Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock. As of July31, 2005, the Company potentially does not have sufficient authorized shares available to settle its open stock-based contracts. Pursuant to EITF Issue No. 00-19, the Company is required to recognize the initial fair value of the applicable contracts (consisting primarily of non-employee stock warrants and options to purchase common stock) as an asset or liability, and subsequently measure the change in the fair value (based on a Black-Scholes computation), with gains and losses included in a statement of operations. The Company has determined that there is no fair value associated with the freestanding derivatives.

New Financial Accounting Pronouncements

In May 2003, the FASB issues SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The Company does not expect the adoption of SFAS No. 150 to have a material impact upon its financial position, cash flows or results of operations.

                        AMERICAN TECHNOLOGIES GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended July 31, 2005 and 2004

NOTE 3 - SUBSEQUENT EVENTS

Acquisition of North Texas Steel Company, Inc.

On September 7, 2005, the Company through a newly formed wholly owned subsidiary, Omaha Holdings Corp. ("Omaha"), entered into a Share Purchase Agreement ("Agreement" ) with the stockholders of North Texas Steel Company, Inc. ("North Texas"), a privately-held company. Effective with the Agreement, all previously outstanding common stock owned by North Texas's shareholders were exchanged for $11,000,000. As a result of the Agreement, there was a change in control of the Company. The Company is an inactive publicly registered shell corporation with no significant assets or operations. For accounting purposes, North Texas shall be the surviving entity. As a result of the restructure and change in control, North Texas is the acquiring entity in accordance with Financial Accounting Standards No. 141, Business Combinations. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of North Texas's capital structure.

In connection with the restructure, substantially all of the Company's previously issued debt as of the date of the accompanying financial statements was forgiven or settled in exchange for equity instruments.

NOTE 4 - ACCRUED PAYROLL AND OTHER ACCRUED LIABILITIES

During 2002, the Company entered into settlement agreements with certain employees. The settlement agreements provided, among other things, that the Company pay the former employees $57,000 in partial settlement of accrued payroll. At July 31, 2005, the Company had accrued $413,243 related to these settlement agreements and such amounts are included in accrued payroll and related liabilities.

See Note 7 Stockholder' Deficit, for further discussion of consideration issued in connection with these settlement agreements.

NOTE 5 - NOTE PAYABLE - RELATED PARTY

In November 2001, the Company signed an unsecured promissory note for borrowings of up to $400,000 with a third party who has since become the Company's chief executive officer, which was later amended and increased to $800,000. The note was due August 8, 2002. As of July 31, 2005, the Company has a balance of $959,121 under the promissory note. Borrowings bear interest at 9% per annum with interest payments due monthly. The Company has not paid interest since the fiscal year 2001. Accrued interest on this note totaled $254,554 as of July 31, 2005. Interest expense on the notes payable above totaled $109,240 and $67,795 for the years ended July 31, 2005 and 2004, respectively. (See Note 3 Subsequent Events)

                        AMERICAN TECHNOLOGIES GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended July 31, 2005 and 2004

NOTE 6 - CONVERTIBLE DEBENTURES

Convertible debentures are summarized as follows as of July 31, 2005:

Convertible debentures, 7.5%                                 $      75,000
Secured subordinated convertible debentures, 8%                  1,334,511
                                                             -------------

Total                                                        $   1,409,511
                                                             =============

The 7.5% convertible debentures matured on October 15, 1999 and were in default. The Company continues to accrue interest on these notes at 7.5%. Accrued interest on these convertible debentures is due on the earlier of conversion or maturity and both the accrued interest and the principal are payable in cash or the Company's common stock at the Company's discretion. The conversion price was equal to the lower of the average closing bid price of the common stock for the five trading days prior to the closing or 75% of the average closing bid price of the common stock for the five trading days prior to conversion.

The outstanding 8% convertible debentures have all matured and are in default. The Company accrues interest at a 20% default interest rate on these debentures. These debentures were convertible at fixed or variable rates at prices ranging from $0.004 to $0.05 per share as of July 31, 2005.

Interest expense related to the convertible debentures during the years ended July 31, 2005 and 2004 totaled $272,527 respectively. Accrued interest on the convertible debentures was $998,527 at July 31, 2005. (See Note 3 Subsequent event)

NOTE 7 - STOCKHOLDERS' DEFECIT

Common Stock

During fiscal 2003, the Company issued 325,000 shares of common stock valued at $1,138 (based on the closing price of the stock on the date of issuance) to a former employee in connection with a settlement for back payroll and legal fees (see Note 4).

Increase in Authorized Shares

On August 30, 2002, the shareholders approved an amendment to the Company's certificate of incorporation to increase the authorized number of shares of common stock from 100,000,000 shares to 1,000,000,000 shares. The Company has not filed the Certificate of Amendment of Certificate of Incorporation with the Secretary of the State of Nevada as of October 26, 2004.

Preferred Stock

The Company authorized 50,000,000 shares of preferred stock with a par value of $0.001 per share. The preferred stock may be issued from time to time in series having such designated preferences and rights, qualifications and to such limitations as the Board of Directors may determine.

                        AMERICAN TECHNOLOGIES GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended July 31, 2005 and 2004

NOTE 7 - STOCKHOLDERS' DEFECIT, continued

The Company has authorized 10,000,000 shares of Series A Convertible Preferred Stock ("Series A Stock"). The Series A Stock receives a 10% higher dividend than the common stock, is entitled to one vote per share, shares equally with the common stock upon liquidation and is convertible into one share of common stock at any time at least five years after issuance upon the payment of $3.00 per share. As of July 31, 2005, 378,061 shares of Series A Stock were outstanding with no shares having been converted.

The Company has authorized 500,000 shares of Series B Convertible Preferred Stock ("Series B Stock"). The Series B Stock has a liquidation preference of $8.00 per share, is entitled to one vote per share and is convertible upon holders request without the payment of any additional consideration during the first year following issuance into the number of shares of common stock equal to the quotient of $8.00 per share and the market value per share for the ten trading days immediately preceding conversion and in subsequent years into one share of common stock for each share of Series B Stock. As of July 31, 2005, there is no Series B Stock issued and outstanding.

The Company has authorized 2,000 shares of Series C Convertible Preferred Stock ("Series C Stock"). The Series C Stock has a liquidation preference of $1,000 per share, an eight percent coupon payable at the time of conversion, converts to common stock at a 30% discount from the fair market value at the date of conversion, is non-voting and is convertible upon holders request without the payment of any additional consideration. As of July 31, 2005, there is no Series C Stock issued and outstanding.

Committed Common Stock

In connection with certain settlement agreements entered into with note holders, employees and vendors during 2002 and 2004, the Company committed to issue 4,115,596 shares of the Company's common stock. At July 31, 2005, the committed shares have not been issued.

Stock Option Plans

The Company has adopted the 1993 Incentive Stock Option Plan ("Incentive Plan") and the 1993 Non-Statutory Stock Option Plan ("Non-Statutory Plan") to grant options to purchase up to a maximum of 10% of the total outstanding common stock of the Company. Options are issued at the discretion of the Board of Directors to only employees under the Incentive Plan and to employees and non-employees under the Non-Statutory Plan. Under the Incentive Plan, the exercise price of an incentive stock option shall not be less than the fair market value of the common stock on the date the option is granted. However, the exercise price of an incentive stock option granted to a ten- percent stockholder (as defined in the Incentive Plan), shall be at least 110% of the fair market value of common stock on the date the option is granted. Exercise prices of options granted under the Non-Statutory Plan may be less than fair market value. Each option expires at the date fixed by the Board of Directors upon issuance but in no event more than ten years. The plans expired in December 2002.

                        AMERICAN TECHNOLOGIES GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended July 31, 2005 and 2004

NOTE 7 - STOCKHOLDERS' DEFECIT, continued

On May 3, 2000, the Board of Directors approved a repricing of 656,500 options held by employees to $0.25 per share. The options were exercisable at $0.75 per share prior to the repricing. No compensation expense was recorded as a result of this transaction as the fair value on the date of repricing was less than the exercise price of the options. However, these options will be subject to variable plan accounting in the future and any subsequent fluctuations in the fair value of the stock above $0.25 per share will result in compensation expense for these options. As of July 31, 2005, no additional compensation expense is required as the fair value of the stock is less than $0.25 per share.

Activity involving options and warrants not covered by the plan are summarized as follows:

                                                                    Weighted
                                                                    Average
                                                                    Exercise
                                                   Number          Price Per
                                                  of Shares          Share
                                                -------------     ------------
Outstanding and exercisable at Aug 01, 2003         7,303,400     $       0.45
     Granted                                               --               --
     Exercised                                             --               --
     Canceled                                        (952,500)             .75
                                                -------------     ------------

Outstanding and exercisable at July 31, 2004        6,350,900             0.40
                                                =============     ============
     Granted                                               --               --
     Exercised                                             --               --
     Canceled                                      (3,442,400)            (.36)
                                                -------------     ------------

Outstanding and exercisable at July 31, 2005        2,908,500     $       0.40
                                                =============     ============

In addition, the Company has 4,100,000 warrants issued to noteholders and consultants that contain variable pricing terms. They are included in the table below based on their exercise price at July 31, 2005.

The following table summarizes information about non-plan stock options and warrants outstanding and exercisable at July 31, 2005:

                                                                  Weighted Average
                                                                Remaining Contractual            Weighted Average
  Range of Exercise Prices          Number of Shares                Life (Years)                  Exercise Price
----------------------------     ----------------------      --------------------------      ------------------------
     $0.004 - $0.30                    1,650,500                        5.19                             $0.08
      $0.75 - $0.75                      817,000                        1.62                              0.75
      $1.00 - $1.40                      416,000                        1.80                              1.21
      $2.25 - $2.25                       25,000                        1.17                              2.25
                                   -------------

                                       2,908,500
                                   =============

                        AMERICAN TECHNOLOGIES GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended July 31, 2005 and 2004

NOTE 7 - STOCKHOLDERS' DEFECIT, continued

Stock Subscriptions

As of July 31, 2005, the Company had not issued 15,000 shares of common stock for services at $0.45 per share totaling $6,750.

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company has $130,800 in unsecured non-interest bearing notes from related parties that are due on demand. (See Note 3 Subsequent event)

On March 1, 1994, the Company entered into a license agreement with BWN Nuclear Waste Elimination Corporation ("NWEC"), a Nevada corporation partially owned by Robert W. Carroll, for the sublicense to exploit all rights to certain technologies relating to helium cluster beams and other coherent particle beams ("Baser") in their application to the rendering of nuclear waste non-radioactive. At such time as the Company receives an offer to purchase any application of the Baser technology for commercial use, the Company will issue up to 1,700,000 shares of Series A Convertible Preferred Stock to NWEC. NWEC will also be entitled to a ten percent royalty on the Company's net sales from exploitation of Baser technology. In the event the Company does not spend at least $100,000 on the development of Baser technology during each fiscal year, the agreement will terminate. There have been no shares granted under this agreement through July 31, 2005. On April 30, 2001, NWEC filed a lawsuit seeking unspecified damages alleging breach of contract relating to the license agreement. As of July 31, 2005, no provision has been made in the financial statements as the outcome is not probable or estimable.

During fiscal 1997, the Company completed payments of $150,000 to Dr. Lo (a former officer/shareholder) to purchase an option for the rights to certain Baser technology. Additionally, should the Company receive an offer to purchase the Baser technology for commercial use, the Company is required to issue 1,700,000 shares of Series A Convertible Preferred Stock and pay quarterly royalties of 7 1/2 % of net profits (as defined) to Dr. Lo. The exercise price for the option acquired by the Company is 10,000 shares of Common Stock, a royalty of five percent of the Company's net profits, if any, from the exploitation of Baser through July 21, 1999, and issuance of the Series A Convertible Preferred Stock as discussed above. There have been no options exercised or shares granted through July 31, 2005 in conjunction with this agreement. The acquired option expires one year after evidence of unencumbered title to the Baser technology is provided by the Company.

NOTE 9 - INCOME TAXES

A provision for income taxes of $0 and $800 (representing minimum state taxes) was recorded in fiscal years 2005 and 2004, respectively.

                        AMERICAN TECHNOLOGIES GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended July 31, 2005 and 2004

NOTE 9 - INCOME TAXES, continued

Net temporary differences that give rise to deferred tax assets recognized in the balance sheet are as follows:

Deferred tax assets:
      Net operating loss carryforward                      $   21,695,000
      Other                                                       350,000
      Valuation allowance                                     (22,045,000)
                                                           --------------

Net deferred tax asset                                     $           --
                                                           ==============

The Company has recorded a valuation allowance to fully offset its deferred tax assets because the realization of the deferred tax assets is uncertain. The deferred tax valuation allowance increased by $75,000 and $170,000 during fiscal years 2005 and 2004, respectively.

As of July 31, 2005, the Company has approximately $53,600,000 of federal operating loss carryforwards that will expire in fiscal years ending 2006 through 2025 and approximately $27,000,000 of California state net operating loss carryforwards, which will expire in fiscal years ending 2005 through 2016. In the event the Company were to experience a greater than 50% change in ownership as defined in Section 382 of the Internal Revenue Code, the amount of net operating loss carryforwards that are available to offset future income could be severely limited. (See Note 3 Subsequent event)

The difference between the tax provision recorded for financial statements purposes for fiscal 2005 and 2004 and the tax provision/benefit determined by multiplying the Company's pre-tax income/loss by the federal statutory rate is due primarily to a change in the valuation allowance.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company is involved in various lawsuits arising in the normal course of business (see Note 8). Management believes that any financial responsibility that may be incurred in settlement of such claims and lawsuits would either be covered by insurance or would not be material to the Company's financial position or results of operations.

Leases

The Company rents office and warehouse space under month-to-month agreements. For the years ended July 31, 2005 and 2004, rent expense totaled approximately $13,500 and $18,000, respectively.

                        AMERICAN TECHNOLOGIES GROUP, INC.

                          NOTES TO FINANCIAL STATEMENTS

                   For The Years Ended July 31, 2005 and 2004

NOTE 10 - COMMITMENTS AND CONTINGENCIES, continued

Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheet.

                                NORTH TEXAS STEEL
                                  COMPANY, INC.

                                FINANCIAL REPORT

                                  JUNE 30, 2005

                                 C O N T E N T S


                                                                         Page

INDEPENDENT AUDITOR'S REPORT.............................................F-21

FINANCIAL STATEMENTS

     Balance Sheets......................................................F-22

     Statements of Income................................................F-24

     Statements of Stockholders' Equity..................................F-25

     Statements of Cash Flows............................................F-26

     Notes to Financial Statements.......................................F-28

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
North Texas Steel Company, Inc.
Fort Worth, Texas

We have audited the accompanying balance sheets of North Texas Steel Company, Inc. as of June 30, 2005 and 2004, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Texas Steel Company, Inc. as of June 30, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ WEAVER AND TIDWELL, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
August 15, 2005

                         NORTH TEXAS STEEL COMPANY, INC.
                                 BALANCE SHEETS
                             JUNE 30, 2005 AND 2004

                                                                   2005             2004
                                                               -----------      -----------
                                     ASSETS
CURRENT ASSETS
         Cash and cash equivalents                             $ 5,199,467        5,290,446
         Accounts receivable, less allowance for doubtful
               accounts of $2,292 in 2005 and 2004               5,325,685        3,365,629
         Inventory                                               1,442,230        1,475,404
         Cost and estimated earnings
               in excess of billings                               133,132          120,916
         Prepaid expenses                                          206,140          305,062
         Income tax receivable                                      24,444
         Deferred tax assets                                        83,324          116,038
                                                               -----------      -----------

                     Total current assets                       12,414,422       10,673,495

INVESTMENTS
         Cash surrender value of officers' life insurance          101,413           98,778

PROPERTY AND EQUIPMENT, at cost
         Land                                                      148,678          148,678
         Transportation equipment                                  617,668          608,188
         Office furniture and equipment                            574,832          574,308
         Buildings and improvements                              1,344,812        1,344,812
         Machinery and equipment                                 2,910,409        2,878,821
                                                               -----------      -----------

                                                                 5,596,399        5,554,807
         Less accumulated depreciation                           4,681,313        4,590,819
                                                               -----------      -----------

                                                                   915,086          963,988
OTHER ASSETS
         Prepaid pension cost                                    1,325,635        1,356,277
                                                               -----------      -----------

TOTAL ASSETS                                                   $14,756,556      $13,092,538
                                                               ===========      ===========

The Notes to Financial Statements are an integral part of these statements.

                                                                  2005             2004
                                                              -----------      -----------
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
          Accounts payable                                    $ 3,088,416        1,442,814
          Accrued liabilities                                     391,015          415,736
          Income tax payable                                           --           15,003
           Billings in excess of costs
                and estimated earnings                          1,331,252        1,532,273
                                                              -----------      -----------

                      Total current liabilities                 4,810,683        3,405,826

DEFERRED INCOME TAX                                               484,857          480,789

STOCKHOLDERS' EQUITY

          Common stock, par value $100,
                3,000 shares authorized and issued                300,000          300,000
          Retained earnings                                     9,334,379        9,079,286
                                                              -----------      -----------

                                                                9,634,379        9,379,286
          Less cost of common stock
                reacquired for the Treasury - 327 shares          173,363          173,363
                                                              -----------      -----------

                                                                9,461,016        9,205,923
                                                              -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $14,756,556      $13,092,538
                                                              ===========      ===========

The Notes to Financial Statements are an integral part of these statements.

                         NORTH TEXAS STEEL COMPANY, INC.
                              STATEMENTS OF INCOME
                       YEARS ENDED JUNE 30, 2005 AND 2004

                                                      2005             2004
                                                  ------------     ------------

Net sales                                         $ 29,185,489     $ 16,590,695

Cost of sales                                       26,597,464       14,716,639
                                                  ------------     ------------

               Gross profit                          2,588,025        1,874,056

Selling, general and administrative expenses         2,209,245        1,941,723
                                                  ------------     ------------

               Operating income (loss)                 378,780          (67,667)

OTHER INCOME (EXPENSE)
         Interest income                                89,717           61,394
         Other                                          58,256           50,217
                                                  ------------     ------------

               Income before income taxes              526,753           43,944

Provision for income taxes                             191,470           13,984
                                                  ------------     ------------

               Net income                         $    335,283     $     29,960
                                                  ============     ============

The Notes to Financial Statements are an integral part of these statements.

                         NORTH TEXAS STEEL COMPANY, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       YEARS ENDED JUNE 30, 2005 AND 2004

                              Common           Retained         Treasury
                               Stock           Earnings           Stock             Total
                            -----------      -----------       -----------       -----------
BALANCE, JUNE 30, 2003      $   300,000      $ 9,049,326       ($  173,363)      $ 9,175,963

         Net income                  --           29,960                --            29,960
                            -----------      -----------       -----------       -----------

BALANCE, JUNE 30, 2004          300,000        9,079,286          (173,363)        9,205,923

         Dividends                   --          (80,190)               --           (80,190)

         Net income                  --          335,283                --           335,283
                            -----------      -----------       -----------       -----------

BALANCE, JUNE 30, 2005      $   300,000      $ 9,334,379       ($  173,363)      $ 9,461,016
                            ===========      ===========       ===========       ===========

The Notes to Financial Statements are an integral part of these statements.

                         NORTH TEXAS STEEL COMPANY, INC.
                            STATEMENTS OF CASH FLOWS
                       YEARS ENDED JUNE 30, 2005 AND 2004

                                                                           2005                2004
                                                                        ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES
         Cash received from customers                                   $ 27,070,452       $ 17,465,128
         Cash paid to suppliers and employees                            (26,817,976)       (17,880,179)
         Interest received                                                    89,717             61,395
         Income tax paid                                                    (200,000)           (60,000)
                                                                        ------------       ------------

               Net cash provided by (used in) operating activities           142,193           (413,656)

CASH FLOWS FROM INVESTING ACTIVITIES

         Purchase of property and equipment                                 (152,982)           (30,537)
                                                                        ------------       ------------

               Net cash used in investing activities                        (152,982)           (30,537)

CASH FLOWS FROM FINANCING ACTIVITIES
         Payment of dividends                                                (80,190)                --
                                                                        ------------       ------------

               Net cash used in financing activities                         (80,190)                --
                                                                        ------------       ------------

               Net decrease in cash                                          (90,979)          (444,193)

CASH AND CASH EQUIVALENTS,
         beginning of year                                                 5,290,446          5,734,639
                                                                        ------------       ------------

CASH AND CASH EQUIVALENTS,
         end of year                                                    $  5,199,467       $  5,290,446
                                                                        ============       ============

The Notes to Financial Statements are an integral part of these statements.

                         NORTH TEXAS STEEL COMPANY, INC.
                            STATEMENTS OF CASH FLOWS
                       YEARS ENDED JUNE 30, 2005 AND 2004

                                                                   2005              2004
                                                                -----------       -----------
RECONCILIATION OF NET INCOME TO NET
         CASH PROVIDED BY OPERATING ACTIVITIES

         Net income                                             $   335,283       $    29,960

         Adjustments to reconcile net income to net cash provided by (used in) operating activities

               Depreciation and amortization                        201,884           243,293
               Deferred income taxes                                 36,781          (111,333)
               Changes in assets and liabilities:
                     Accounts receivable                         (1,960,056)      $   744,542
                     Inventory                                       33,174          (673,111)
                     Costs and estimated earnings
                           in excess of billings                    (12,216)          139,580
                     Prepaid expenses                                98,922           (15,364)
                     Investments                                     (2,635)           (7,686)
                     Prepaid pension costs                           30,642           314,449
                     Accounts payable and accrued expenses        1,620,882        (1,083,397)
                     Billings in excess of costs
                           and estimated earnings                  (201,021)          (76,876)
                     Income taxes payable/receivable                (39,447)           82,287
                                                                -----------       -----------

                           Net cash provided by (used in)
                                 operating activities           $   142,193       ($  413,656)
                                                                ===========       ===========

The Notes to Financial Statements are an integral part of these statements.

                         NORTH TEXAS STEEL COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies relative to the carrying value of property and equipment are indicated in the caption on the balance sheets. Other significant accounting policies are as follows:

                               Nature of Business

The Company fabricates structural steel from two locations in Fort Worth, Texas. The company contracts with and grants credit to customers in the southwest.

            Recognition of Income on Long-term Construction Contracts

For financial reporting purposes, the Company uses the percentage of completion method of reporting profits on major construction contracts. Under this method, revenues are recognized based on the percentage of costs incurred to date to estimated total cost for each contract. Revisions in estimated contract profits are made in the year in which circumstances requiring the revisions become known. These estimates are subject to change in the near-term and could significantly impact the financial statements. Provision for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools and repairs. Selling, general and administrative costs are charged to expense as incurred.

On contracts where costs and estimated earnings are in excess of billings, the excess is treated as a current asset. Where billings are in excess of costs and estimated earnings, the excess is treated as a current liability. Amounts for construction contracts in progress at June 30 were:

                                                 2005               2004
                                             ------------       ------------
Costs incurred on uncompleted contracts      $ 24,685,611       $ 27,358,701
Estimated earnings                              1,054,037          4,180,710
                                             ------------       ------------

                                               25,739,648         31,539,411
Less billings applicable thereto              (26,937,768)       (32,950,768)
                                             ------------       ------------

                                             ($ 1,198,120)      ($ 1,411,357)
                                             ============       ============

                         NORTH TEXAS STEEL COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Recognition of Income on Long-term Construction Contracts - continued

These amounts are reflected in the accompanying balance sheets as follows:

                                                       2005            2004
                                                   -----------     -----------
Costs and estimated earnings on
    uncompleted contracts in excess of billings    $   133,132     $   120,916

Billings on uncompleted contracts in
    excess of costs and estimated earnings          (1,331,252)     (1,532,273)
                                                   -----------     -----------

                                                   ($1,198,120)    ($1,411,357)
                                                   ===========     ===========

                                    Inventory

Inventory, consisting of raw materials not yet included in contracts in process, is valued at the lower of cost or market on average cost basis.

                                  Income Taxes

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                                  Depreciation

Depreciation is computed principally by the straight-line and accelerated methods at rates based on estimated useful lives as follows:

         Transportation equipment                             3 -  6 years
         Office furniture and equipment                       5 - 10 years
         Buildings and improvements                           5 - 40 years
         Machinery and equipment                              3 - 12 years

Cash Flows Presentation

For purposes of the statement of cash flows, time deposits that mature in three months or less are considered cash and cash equivalents.

                         NORTH TEXAS STEEL COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

                                Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. CONTRACT RECEIVABLES

At June 30, trade accounts receivable consist of the following:

                                                    2005           2004
                                                 ----------     ----------

       Currently receivable on contracts         $3,891,756     $2,673,311
       Retainage on uncompleted contracts         1,436,221        694,610
                                                 ----------     ----------

                                                  5,327,977      3,367,921
       Less allowance for doubtful accounts           2,292          2,292
                                                 ----------     ----------

                                                 $5,325,685     $3,365,629
                                                 ==========     ==========

NOTE 3. BACKLOG

The following reflects a reconciliation of backlog representing signed contracts in existence at June 30, 2005:

            Balance at beginning of period                         $  7,923,779
            New contracts and change orders                          32,646,058
                                                                   ------------

                                                                     40,569,837
            Less contract revenues earned                           (29,185,489)
                                                                   ------------

            Balance at end of period                               $ 11,384,348
                                                                   ============

NOTE 4. PROFIT SHARING PLAN

The Company has a trusteed profit sharing and savings plan covering substantially all employees. The Company's contribution to the plan is determined annually by the Board of Directors. The Company has made no contributions to the plan for the years ended June 30, 2005 and 2004, respectively.

                         NORTH TEXAS STEEL COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 5. PENSION PLAN

The Company sponsors a noncontributory defined benefit pension plan which covers substantially all employees. The benefits are based on years of service and the employee's compensation averaged over the last five years of employment.

The funding policy is to contribute annually to the plan an amount at least equal to the minimum required contribution for a qualified retirement plan but not in excess of the maximum tax deductible contribution.

The following table sets forth the plan's funded status and amounts recognized in the Company's balance sheets at June 30, 2005 and 2004.

                                                               2005              2004
                                                           -----------       -----------
Fair value of plan assets                                  $ 3,532,545       $ 3,540,818
Benefit obligation                                           3,349,181         4,384,152
                                                           -----------       -----------

Funded status                                              $   183,364       ($  843,334)
                                                           ===========       ===========

Prepaid benefit cost recognized
     in the balance sheets                                 $ 1,325,635       $ 1,356,277
                                                           ===========       ===========

Weighted-average discount rate                                    7.50%             7.50%

Weighted-average long-term rate of
     return on plan assets                                        7.50%             7.50%

Rate of future compensation levels                                4.00%             4.50%

Net  periodic  pension  cost  (included  in  selling,
     general, and administrative expenses)                 $   280,642       $   314,449
                                                           ===========       ===========

Employer contribution                                      $   250,000       $        --
                                                           ===========       ===========

Plan participants' contribution                            $        --       $        --
                                                           ===========       ===========

Benefits paid                                              $   388,468       $   334,314
                                                           ===========       ===========

                         NORTH TEXAS STEEL COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 5. PENSION PLAN - continued

The Company pension plan weighted-average asset allocations at June 30, by asset category are as follows:

                                                      2005        2004
                                                      ----        ----
       Asset Category

           Equity securities                             4%         60%
           Debt securities                              65%         10%
           Real estate                                   0%          0%
           other                                        31%         30%

The Company's investment policy is to invest conservatively and maintain investments to cover the obligations under the frozen plan. Periodically management reviews the investments to determine if allocations should be rebalanced. Professional managers manage all assets for the Plan and independent consultants assist in attainment of its objectives.

The Company benefit payments which are based on the same assumptions used to measure the Company benefit obligation at June 30, 2005 are as follows:

            2005                                          $   47,000
            2006                                              56,000
            2007                                             243,000
            2008                                             555,000
            2009                                             658,000
            2010 - 2014                                    1,620,000

NOTE 6. CONCENTRATIONS

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, cash investments and accounts receivable.

The Company maintains its cash and cash equivalents in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in these accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Concentration of credit risk with respect to accounts receivable is limited due to the geographic distribution of the entities comprising the Company's customer base. The Company does not require collateral; however, performance bonds are obtained. The Company's contract receivables at June 30, 2005 and 2004 were comprised of 84% from two and three customers, respectively. The Company's revenues earned on contracts for the years ended June 30, 2005 and 2004 were comprised of 63% from three customers, respectively. The Company's accounts payable at June 30, 2005 and 2004 were comprised of 66% from three suppliers, respectively.

                         NORTH TEXAS STEEL COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 7. INCOME TAXES

Income tax expense at June 30, consists of the following:

                                                    2005           2004
                                                  ---------      ---------
       Federal
            Current                               $ 154,689      $ 125,317
            Deferred                                 36,781       (111,333)
       State - current                                   --             --
                                                  ---------      ---------

                                                  $ 191,470      $  13,984
                                                  =========      =========

The estimated provision for income tax expense differs from the amount calculated by applying the statutory federal income tax rates to income before taxes due to expenses, which are non-deductible for federal income tax purposes.

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at June 30, are presented below:

                                                                      2005           2004
                                                                   ---------       ---------
Deferred tax asset
     Accrued liabilities for vacation compensation deductible
     in future periods for tax purposes                            $  36,649       $  31,685

     Reserve for bad debt deductible in future periods for
     tax purposes                                                     10,979             779

     Estimated loss on contracts in progress                              --          47,699
     Section 263A costs deductible in future periods for tax
     purposes                                                         35,696          35,875
                                                                   ---------       ---------

         Total deferred tax asset                                     83,324         116,038

Deferred tax liability
     Prepaid pension  costs previously deducted for tax
     purposes                                                       (450,713)       (461,134)

     Property and  equipment, principally due difference in
     depreciation                                                    (34,144)        (19,655)
                                                                   ---------       ---------

         Total deferred tax liability                               (484,857)       (480,789)
                                                                   ---------       ---------

         Net deferred tax liability                                ($401,533)      ($364,751)
                                                                   =========       =========

                         NORTH TEXAS STEEL COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 7. INCOME TAXES - continued

                                                                                 2005            2004
                                                                               ---------       ---------
The net deferred tax asset is classified on the balance sheet as follows:

         Current deferred tax asset                                            $  83,324       $ 116,038
         Long-term deferred tax liability                                       (484,857)       (480,789)
                                                                               ---------       ---------

             Net deferred tax liability                                        ($401,533)      ($364,751)
                                                                               =========       =========

NOTE 8. LINE OF CREDIT

The Company has a line of credit which bears interest at 6% with a maximum amount available of $1,000,000 which was to mature in October 2006. However, on July 1, 2005 the Company cancelled the line of credit with no penalty. No amounts were owed under this line of credit on June 30, 2005 and 2004. The collateral for this line of credit included substantially all of the Company's assets.

Condensed Consolidated Pro Forma Unaudited Balance Sheet as of April 30, 2005

Condensed Consolidated Pro Forma Unaudited Statement of Income for the Nine Months Ended April 30, 2005

Condensed Consolidated Pro Forma Unaudited Statement of Losses for the Year Ended July 31, 2004

Notes to Condensed Consolidated Pro Forma Unaudited Financial Statements

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On September 7, 2005, American Technology Group, Inc. (the "Company" or "Registrant") through its wholly owned subsidiary, Omaha Holdings Corp. ("Omaha"), entered into a Share Purchase Agreement ("Agreement") with the stockholders of North Texas Steel Company, Inc. ("North Texas"). The Registrant is an inactive publicly registered shell corporation with no significant assets or operations. For accounting purposes, North Texas shall be the surviving entity. The transaction is accounted for using the purchase method of accounting. As a result of the recapitalization and change in control, North Texas is the acquiring entity in accordance with Financial Accounting Standards No. 141, Business Combinations

The Proforma Unaudited Financial Statements have been prepared by management of the Company in order to present consolidated financial position and results of operations of the Registrant and North Texas as if the acquisition had occurred as of April 30, 2005 for the pro forma condensed balance sheet and to give effect to the acquisition of the Registrant , as if the transaction had taken place at August 1, 2003 for the pro forma condensed consolidated statement of losses for the year ended July 31, 2004 and the nine months ended April 30, 2005.

The pro forma information is based on historical financial statements giving effect to the proposed transactions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of North Texas (including notes thereto) included in this Form.

                         AMERICAN TECHNOLOGY GROUP, INC.
            CONDENSED CONSOLIDATED PRO FORMA UNAUDITED BALANCE SHEET
                                  APRIL 30,2005

                   ASSETS
                                                   American      North Texas
                                                 Technology         Steel
                                                    Group,         Company,          Pro Forma       Pro Forma
                                                     Inc.            Inc.           Adjustments     Consolidated
                                                 ------------    ------------       -----------     ------------
Current assets:
Cash and equivalents                             $     10,657    $  5,199,467       $   200,000(2)   $ 5,410,124
Accounts receivable, net                                   --       5,325,685                          5,325,685
Inventory, net                                             --       1,442,230                          1,442,230
Other current assets                                       --         447,040                            447,040
                                                 ------------    ------------                       ------------
    Total current assets                                   --      12,414,422                         12,625,079

Investments                                                --         101,413                            101,413
Property and equipment, net                                --         915,086                            915,086
Other assets                                               --       1,325,635                          1,325,635
                                                 ------------    ------------                       ------------
                                                 $     10,657    $ 14,756,556                        $14,967,213
                                                 ============    ============                       ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts Payable and Accrued Liabilities         $    127,639    $  3,479,431                        $ 3,607,070
Billings in excess of costs                                         1,331,252                          1,331,252
Accrued Interest payable- convertible
Debentures                                            936,021              --          (936,021)(1)
Accrued interest- related party                       227,900              --          (227,900)(1)
Accrued payroll and related liabilities               176,478              --                            176,478
Amounts due to related party                          130,800              --          (130,800)(1)           --
Note Payable- related party                           934,832              --          (934,832)(1)           --
Convertible Debentures                              1,409,511              --        (1,409,511)(1)           --
                                                 ------------    ------------       -----------     ------------

   Total current liabilities                        3,943,181       4,810,683                          5,114,800

Deferred taxes                                             --         484,857                            484,857
Stockholders' equity:
  Preferred stock                                         378              --              2(2)              380
  Common stock                                        103,892         300,000          (300,000)(3)      813,129
                                                                                        709,237(1)

 Additional paid-in-capital                        52,941,367              --           149,998(2)       669,668
                                                                                        300,000(3)
                                                                                      2,929,827(1)
                                                                                       (173,363)(4)
                                                                                    (57,119,757)(5)
                                                                                        141,596(5)
                                                                                     12,500,000(2)
                                                                                    (11,000,000)(5)
Other paid in capital                                 134,846              --          (134,846)(5)           --
Stock subscriptions                                     6,750              --            (6,750)(5)           --
Retained Earnings (Deficit)                       (57,119,757)      9,334,379        (1,450,000)(2)    7,884,379
                                                                                     57,119,757(5)
Less: Treasury stock, at cost                              --        (173,363)          173,363(4)
                                                 ------------    ------------
Total stockholders' equity (deficit)               (3,932,524)      9,461,016
                                                 ------------    ------------
                                                 $     10,657    $ 14,756,556                        $14,967,213
                                                 ============    ============                       ============

See accompanying notes to the proforma unaudited consolidated financial statements

                         AMERICAN TECHNOLOGY GROUP, INC
         CONDENSED CONSOLIDATED PRO FORMA UNAUDITED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JULY 31, 2004

                                                              North Texas
                                                American         Steel
                                               Technology       Company,           Pro Forma      Pro Forma
                                               Group, Inc.        Inc.            Adjustments    Consolidated
                                              ------------    ------------        -----------    -------------
Revenue                                       $      4,853    $ 16,590,695                       $  16,595,548
Cost of sales                                        4,288      14,716,639                          14,720,927
                                              ------------    ------------                       -------------
Gross profit                                           565       1,874,056                           1,874,621
Operating expenses:
     Selling, general and administrative           144,630       1,941,723        1,450,000(7)       3,536,353
                                              ------------    ------------                       -------------
Operating income (loss)                           (144,065)        (67,667)                         (1,661,732)
Other Income (Expenses)
  Interest expense                                (340,322)                         340,322(6)
                                                                                 (1,125,000)(6)     (6,625,000)
                                                                                 (5,500,000)(6)
  Interest Income                                       --          61,394                              61,394
  Other                                                 --          50,217                              50,217
                                              ------------    ------------                       -------------
Net income (loss) before income taxes             (484,387)         43,944                          (8,175,121)
Provision for income taxes (benefit)                    --          13,984                                  --
                                              ------------    ------------                       -------------
Net income (loss)                             $   (484,387)   $     29,960                       $  (8,175,121)
                                              ============    ============                       =============

Net income (loss) per common share
  (basic and assuming dilution)               $       (.00)            N/A                       $        (.01)
                                              ============    ============                       =============


Weighted average shares outstanding
  (Basic and diluted)                           99,776,704             N/A                         809,014,396
                                              ============    ============                       =============

See accompanying notes to proforma unaudited consolidated financial statements

                         AMERICAN TECHNOLOGY GROUP, INC
         CONDENSED CONSOLIDATED PRO FORMA UNAUDITED STATEMENT OF INCOME
                    FOR THE NINE MONTHS ENDED APRIL 30, 2005

                                                                North Texas
                                                  American         Steel
                                                 Technology       Company,         Pro Forma        Pro Forma
                                                 Group, Inc.        Inc.          Adjustments      Consolidated
                                                ------------    ------------     -------------     -------------
Revenue                                         $      7,385    $ 29,185,489                       $  29,192,874
Cost of sales                                          3,049      26,597,464                          26,600,513
                                                ------------    ------------                       -------------
Gross profit                                           4,336       2,588,025                           2,592,361
Operating expenses:
     Selling, general and administrative             112,713       2,209,245                           2,321,958
                                                ------------    ------------                       -------------
Operating income (loss)                             (108,377)        378,780                             270,403
Other Income (Expenses)
  Interest expense                                  (286,982)                         286,982(6)
                                                                                   (1,245,000)(6)     (1,245,000)
                                                                                   (5,000,000)(6)     (5,000,000)
  Interest Income                                         --          89,717                              89,717
  Other                                              843,158          58,256                             901,414
                                                ------------    ------------                       -------------
Net income before income taxes                       447,799         526,753                          (4,983,466)
Provision for income taxes (benefit)                      --         191,470                                  --
                                                ------------    ------------                       -------------
Net income (loss)                               $    447,799    $    335,283                       $  (4,983,466)
                                                ============    ============                       =============

Net income (loss)  per common share             $        .00             N/A                       $        0.00
(basic and assuming dilution)
Weighted average shares outstanding               99,776,704             N/A                         809,014,396
    (Basic and diluted)                         ============    ============                       =============

See accompanying notes to proforma unaudited consolidated financial statements

                         AMERICAN TECHNOLOGY GROUP, INC.
           NOTES TO CONDENSED PRO FORMA UNAUDITED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The Pro forma Unaudited Condensed Financial Statements have been prepared in order to present consolidated financial position and results of operations of the Registrant and North Texas Steel Company, Inc. ("North Texas") as if the acquisition had occurred as of April 30, 2005 for the pro forma condensed consolidated balance sheet and to give effect to the acquisition of the Registrant , as if the transaction had taken place at August 1, 2003 for the pro forma condensed consolidated statement of income for the year and nine months ended July 31, 2004 and April 30, 2005, respectively.

The following pro forma adjustments are incorporated into the pro forma condensed consolidated balance sheet as of April 30, 2005 and the pro forma condensed consolidated statement of income for the year and nine months ended July 31, 2004 and April 30, 2005 , respectively.

The fiscal year end of North Texas is June 30 and differs from the Registrant's July 31 year end by less than 93 days, and as result, management has elected to use North Texas's two most recent fiscal year ends in accordance with Rule 11-02
(c) (3) of SEC Regulation S-X.

(1) To record the issuance of 709,237,692 shares of the Registrant's common stock in exchange for $3,639,064 of previously incurred debt.

(2) To record the issuance of $ 12,500,000 of convertible debt and $150,000 of newly designated preferred Series E shares of preferred stock. The convertible debt has been adjusted for the beneficial conversion feature of $12,500,000.

(3) To eliminate North Texas capital structure

(4) To eliminate North Texas previously acquired treasury stock

(5) To eliminate Registrant's accumulated deficit and record recapitalization of Registrant

(6) To record interest expense in connection with debt issuance of $12,500,000 of convertible debt at interest rates of 8.25% to 18 % per annum, and amortization of the beneficial conversion feature over the terms of the convertible debentures.

(7) To record and expense as organization costs $1,450,000 in accordance with SOP 98-5.

======================================    ======================================

You should rely only on the
information contained in this
prospectus. We have not authorized
anyone to provide you with
information different from the
information contained in this
prospectus. This document may only
be used where it is legal to sell the
securities. The information in this
document may only be accurate on the
date of this document.

                                                   24,474,491 SHARES
                                                        OF OUR
                                                      COMMON STOCK

          TABLE OF CONTENTS

                                  Page
                                  ----

Prospectus Summary                 X
Summary Historical and Pro
  Forma Financial Data             X           AMERICAN TECHNOLOGIES GROUP, INC.
Risk Factors                       X
Use of Proceeds                    X
Market for Common Equity and
   Related Stockholder Matters     X
Dividend Policy                    X
Management's Discussion and
   Analysis                        X
Business                           X
Management                         X                  ________________
Executive Compensation             X
Certain Relationships and
  Related Transactions             X                     PROSPECTUS
Security Ownership of Certain
   Beneficial Owners                                  ________________
   and Management                  X
Description of Securities          X
Plan of Distribution               X
Selling Stockholders               X
Legal Matters                      X
Experts                            X
Available Information              X
Index to Financial Statements      X



                                                      ________, 2005


======================================    ======================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

      Nature of Expense                                      Amount
                                                      ---------------------
      SEC Registration fee                                 $         17.28
      Accounting fees and expenses                              *50,000.00
      Legal fees and expenses                                   *50,000.00
      Printing and related expenses                             *10,000.00
                                                      ---------------------
                            TOTAL                         *$    110,017.28
                                                      =====================

         * Estimated.

Item 26. Recent Sales of Unregistered Securities.

      Except as set forth below, there were no sales of unregistered securities by American Technologies Group, Inc. during the past three years:

      In November 2002, the Company issued 216,667 shares of common stock James Nicastro, a former employee of the Company, to settle all claims that Mr. Nicastro may have against the Company, and 108,333 shares of common stock to Michael Stoller, Mr. Nicastro's attorney,

      In August and September 2005, the Company issued an aggregate of 23,473,065 shares of common stock for the settlement of various amounts owed to creditors and former employees of the Company.

      Concurrently with the acquisition of North Texas, on September 7, 2005, we entered into the following agreements:

Laurus Financings

      We entered into agreements with Laurus Master Funds, Ltd., a Cayman Islands corporation ("Laurus"), pursuant to which the Company sold convertible debt, an option and a warrant to purchase common stock to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities sold to Laurus include the following:

      o     a secured revolving note with a principal amount of $7,000,000;
      o a secured convertible term note A with a principal amount of $3,000,000;
      o a secured convertible term note B with a principal amount of $2,000,000;
      o a common stock purchase warrant to purchase 859,534,884 shares of common stock at a purchase price of $.0033 per share, exercisable until September 6, 2012; and
      o an option to purchase 3,102,000,000 shares of common stock, at a purchase price of $.00001 per share.

      Each of the securities issued to Laurus are convertible into shares of Series D Preferred Stock, and the Series F Preferred Stock with respect to the secured convertible term note B, until such time that we amend our certificate of incorporation to provide for available shares of common stock and the shares of Series D Convertible Preferred Stock and the Series F Convertible Preferred Stock are only convertible into shares of common stock as long as there are no available shares for conversion.

Gryphon Financing

      On September 7, 2005, in connection with the acquisition of North Texas, we entered into Security Agreements (the "Security Agreements") with GSSF Master Fund, L.P. ("GSSF") and Gryphon Master Fund L.P. ("GMF") for the sale of an aggregate of (i) $500,000 in convertible term notes (the "Gryphon Term Notes"),
(ii) common stock purchase warrants to purchase 1,799,964,264 shares of common stock (the "Gryphon Warrants") and (iii) options to purchase 280,500,000 shares of common stock (the "Gryphon Options"). GSSF and GMF are hereinafter collectively referred to as "Gryphon". The Gryphon Notes, the Gryphon Warrants and the Gryphon Options are convertible into shares of Series F Preferred Stock until such time we amends our certificate of incorporation to provide for available shares of common stock and the shares of Series F Convertible Preferred Stock are only convertible into shares of common stock as long as there are available shares for conversion.

Nite Capital Financing

      On September 7, 2005, Nite Capital LP ("Nite") purchased 1,500 shares of Series E Convertible Preferred Stock for an aggregate purchase price of $150,000. Each share of Series E Convertible Preferred Stock shall be convertible into shares of common stock equal to the stated value of $100 divided by the conversion price of $.0011. The shares of Series E Preferred Stock are not convertible until such time that we have increased our authorized shares of common stock to provide for authorized but unissued shares of common stock. The holders of the Series E Preferred Stock are entitled to receive dividends upon the declaration of a dividend to the common stock holders. However, the payments of such dividend are subject to the payment of dividends on the Series D Convertible Preferred Stock. Upon any liquidation, dissolution or winding up of the Company, the holders of the Series E Preferred Stock shall be entitled to receive payments prior to any other securities except that the Series D Preferred Stock shall rank senior to that of the Series E Preferred Stock. The holders of Series E Preferred Stock have no voting rights unless such vote directly impacts the rights of the holders of the Series E Preferred Stock.

Existing Debt Conversions

      In connection with the closing of the North Texas acquisition, Keshet Fund, L.P., Keshet L.P., Nesher Ltd. and Talbiya B. Investment Ltd. (collectively, the "Existing Debt Holders"), converted all debt owed including interest to the Existing Debt Holders in the approximate amount of $1,405,236 into 565,470,763 shares of common stock. Further, Dr. Gary Fromm agreed to forgive debt owed to him by our company in the amount of $1,162,732 in consideration of our company issuing 143,766,329 shares of common stock and the Existing Debt Holders transferring 210,852,217 shares of common stock of our company to Dr. Fromm.

Fromm Consulting Agreement

      On September 6, 2005, we entered into a consulting agreement with Dr. Fromm which is for a term of six months and which provides a monthly fee of $15,000 that will be reduced to $10,000 in the event that Dr. Fromm resigns or is replaced as Chief Executive Officer. The consulting arrangement shall automatically renew for six month periods unless either party provides notice 30 calendar days prior to the end of consulting period that it is terminating the consulting arrangement.

Luther Consulting Agreement

      In connection with the closing of the acquisition of North Texas, we entered into a consulting agreement with Luther Capital Management, Inc. ("Luther Capital") Pursuant to the consulting agreement, in consideration for providing valuable services to our company in connection with the acquisition of North Texas. We have agreed to issue Luther Capital and its designees, an aggregate of 1,674,084,028 shares (the "Luther Shares") of common stock. The issuance of the Luther Shares are subject to the Company filing an amendment to its certificate of incorporation to provide for an adequate amount of authorized but unissued shares of common stock. In addition to other designations, Luther Capital agreed to transfer 143,788,528 shares of common stock to Dr. Fromm, 238,308,410 shares of common stock to Thomas E. Durkin, III, 47,661,682 shares of common stock to D&D Investments, LLC, a limited liability company of which Mr. Durkin owns 25% of the outstanding membership interests , and 238,308,410 shares of common stock to RI Heller LLC, a limited liability company of which Mr. William N. Plamondon, III owns a majority of the outstanding membership interests. Messrs. Plamondon, Durkin and Fromm are executive officers and directors of our company.

Collateral

      In connection with the provision of collateral utilized to secure the financing provided by Laurus, we agreed, upon amending our certificate of incorporation to provide for authorized but unissued shares, to issue 126,225,000 shares of common stock to Thomas E. Durkin, III and 126,225,000 shares of common stock to Luther Capital Management, Inc. and 589,050,000 shares of common stock to Charles and Patricia Matteson. 42,075,000 of the shares to be issued to each Mr. Durkin and Luther Capital Management, Inc. have vested and 7,012,500 are issuable for a period of one year on a monthly basis commencing in September 2005. 196,350,000 of the shares to be issued to Charles and Patricia Matteson have vested and 32,725,000 are issuable for a period of one year on a monthly basis commencing in September 2005.

Item 27.  Exhibits.

      The following exhibits are included as part of this Form SB-2. References to "us" in this Exhibit List mean American Technologies Group, Inc., a Delaware corporation.

Exhibit
Number                      Description

3.1         Articles of Incorporation, as amended (1)
3.2         Bylaws (1)
3.3         Amended and Restated Bylaws (2)
3.4         September 3, 1997 Amendments to Bylaws (3)
3.5         Amendment to the Certificate of Incorporation(1)
4.1         Specimen of Common Stock (1)
4.2 Certificate of Determination of Rights and Preferences of Series A Convertible Preferred Stock (2)
4.3 Certificate of Determination of Rights and Preferences of Series B Convertible Preferred Stock (2)
4.4 Certificate of Determination of Rights and Preferences of Series C Convertible Preferred Stock (2)
4.5 Security Agreement dated as of September 7, 2005 (the "Security Agreement"), by and among Laurus Master Fund, Ltd. ("Laurus"), American Technologies Group, Inc. (the "Company"), North Texas Steel Company, Inc. ("North Texas") and Omaha Holdings Corp. ("Omaha"), together with the Company, the "Companies") (8)
4.6 Secured Revolving Note dated as of September 7, 2005 made by the Companies in favor of Laurus in the original principal amount of $7,000,000 (8)
4.7 Secured Convertible Minimum Borrowing Note dated September 7, 2005 made by Companies in favor of Laurus (8)
4.8 Secured Convertible Term Note A dated as of September 7, 2005 made by Companies in favor of Laurus in the aggregate original principal amount of $3,000,000 (8)
4.9 Secured Convertible Term Note B dated as of September 7, 2005 made by Companies in favor of Laurus in the aggregate original principal amount of $2,000,000 (8)
4.10 Registration Rights Agreement dated as of September 7, 2005 by and between the Company and Laurus (8)
4.11 Warrant dated as of September 7, 2005 made to purchase 859,534,884 shares of the Company's common stock in favor of Laurus (8)
4.12 Option dated September 7, 2005 by and between the Company and Laurus to purchase up to 3,102,000 shares of common stock (8)
4.13 Stock Pledge Agreement dated September 7, 2005 by and between the Company and Laurus (8)
4.14 Intellectual Property Security Agreement dated September 7, 2005 among the Companies and Laurus (8)
4.15 Funds Escrow Agreement dated September 7, 2005 by and among Companies, Laurus and Loeb & Loeb LLP (8)
4.16 Side letter agreement dated September 7, 2005 by and among the Companies and Laurus (8)
4.17 Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of the Company (8)
4.18 Security Agreement dated as of September 7, 2005 by and among Gryphon Master Fund L.P. ("GMF") and the Companies(11)
4.19 Secured Convertible Term Note dated as of September 7, 2005 made by Companies in favor of GMF(11)
4.20 Registration Rights Agreement dated as of September 7, 2005 by and between the Company and GMF(11)
4.21        Warrant dated as of September 7, 2005 made in favor of GMF(11)
4.22        Option dated September 7, 2005 made in favor GMF(11)
4.23 Side letter agreement dated as of September 7, 2005 by and among the Companies and GMF (8)

4.24        Security Agreement dated as of September 7, 2005 by and among
            Gryphon Master Fund L.P. ("GSSF") and the Companies(11)
4.25        Secured Convertible Term Note dated as of September 7, 2005 made by
            Companies in favor of GSSF(11)
4.26        Registration Rights Agreement dated as of September 7, 2005 by and between the Company and GSSF(11)
4.27        Warrants dated as of September 7, 2005 made in favor of GSSF Options dated September 7, 2005 made in favor GSSF(11)
4.28        Intentionally left blank
4.29        Side letter agreement dated as of September 7, 2005 by and among the
            Companies and GSSF (8)
4.30        Certificate of Designations, Preferences and Rights of Series F
            Convertible Preferred Stock of the Company (8)
4.31        Subscription Agreement dated of the date hereof by an between the
            Company and Nite (8)
4.32        Certificate of Designations, Preferences and Rights of Series E
            Convertible Preferred Stock of the Company (8)
5.1         Sichenzia Ross Friedman Ference LLP Opinion and Consent
10.1        Intentionally left blank.
10.2        Subscription and Representation Agreement as of September 7, 2005 by
            and among the Company and Omaha (8)
10.3        Securities Purchase Agreement as of September 7, 2005 by and among
            Omaha and the shareholders of North Texas(8)
10.4        Pension Plan Joint Account Agreement dated as of September 7, 2005 by and between Omaha and the shareholders of North Texas(8)
10.5        Indemnity Joint Account Agreement dated as of September 7, 2005 by and between Omaha and the shareholders of North Texas(8)
10.6        Consulting Agreement entered by and between the Company and Dr. Gary
            Fromm (8)
10.7        Consulting Agreement entered by and between the Company and Luther
            Capital Management, Inc. (8)
16.1        Letter signed by Corbin & Company, LLP (10)
16.2        Letter signed by De Joya Griffith & Company, LLC (10)
21          List of Subsidiaries of the Registrant. (7)
23.1        Consent of Russell Bedford Stefanou Mirchandani LLP
23.2        Consent of Corbin & Company, LLP
23.3        Consent of Weaver and Tidwell, L.L.P.
23.3        Consent of Sichenzia Ross Friedman Ference LLP (included as part of
            Exhibit 5.1)

(1) Previously filed as an exhibit to the Company's Registration Statement on Form 10-SB, Commission File Number 0-23268.

(2) Previously filed as an exhibit to the Company's Form 10-KSB Annual Report filed with the Commission on February 16, 1996.

(3) Previously filed as an exhibit to the Company's Form 10-KSB Annual Report filed with the Commission on November 13, 1997.

(4) Previously filed as an exhibit to the Company's Registration Statement on Form S-3, Commission File Number 333-68327.

(5) Previously filed as an exhibit to the Company's Form 8-K Current Report filed with the Commission on August 15, 1994.

(6) Previously filed as an exhibit to the Company's Form 10-KSB Annual Report filed with the Commission on November 14, 1998.

(7) Previously filed as an exhibit to the Company's Form 10-KSB Annual Report filed with the Commission on November 15, 1999.

(8) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 13, 2005

(9) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on June 10, 2005

(10) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on October 19, 2005

(11) Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on October 26, 2005

Item 28. Undertakings.

      The undersigned registrant hereby undertakes to:

      (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of a prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

      (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains the form of a prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Monrovia, State of California, on November 8, 2005.

                                         AMERICAN TECHNOLOGIES GROUP, INC.


                                         By: /s/ Dr. Gary Fromm,
                                                 Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

      That the undersigned officers and directors of American Technologies Group, Inc, a Nevada corporation, do hereby constitute and appoint Dr. Gary Fromm the lawful attorney in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on November 8, 2005.

   Signature                          Title                         Date
   ---------                          -----                         ----

/s/ Dr. Gary Fromm
------------------
By: Dr. Gary Fromm               Chief Executive               November 8, 2005
                                 Officer, Acting Chief
                                 Financial Officer,
                                 President, Secretary,
                                 Treasurer and Director
                                 (Principal Executive,
                                 Financial and Accounting
                                 Officer)

/s/ William N. Plamondon, III
-----------------------------
By: William N. Plamondon, III    Assistance Secretary and      November 8, 2005
                                 Director of American
                                 Technologies Group, Inc.
                                 and Chief Executive
                                 Officer of North Texas
                                 Steel Company, Inc.

/s/ Thomas E. Durkin, III
-------------------------
By:  Thomas E. Durkin, III       Director                      November 8, 2005


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